SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
PACIFIC MERCANTILE BANCORP
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PACIFIC MERCANTILE BANCORP
April 15, 2016
Dear Fellow Shareholder:
The Board of Directors and I would like to extend a cordial invitation to you to attend the Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company”). The Annual Meeting will be held on Wednesday, May 18, 2016, at 2:00 P.M., Pacific Time, in the first floor Training Room at the Company's offices at 949 South Coast Drive, Costa Mesa, CA 92626.
The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted on at the Annual Meeting. We also will discuss the operations of the Company and Pacific Mercantile Bank, our wholly-owned subsidiary. Your participation in Company activities is important, and we hope you will attend.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares over the Internet, by telephone or by completing a proxy card or voting instruction form and returning it by mail. Please review the instructions with respect to your voting options described in the accompanying Proxy Statement.
Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.
Whether or not you plan to attend the Annual Meeting, please be sure to vote over the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card or voting instruction form in the enclosed postage-prepaid reply envelope, so that your shares may be voted in accordance with your instructions. Voting by any of these methods will not prevent you from voting in person if you choose to attend the Annual Meeting.
Sincerely,
/s/ EDWARD J. CARPENTER
Edward J. Carpenter
Chairman

949 South Coast Drive, Third Floor, Costa Mesa, California 92626 (714) 438-2500

PACIFIC MERCANTILE BANCORP
949 South Coast Drive, Third Floor
Costa Mesa, California 92626
___________________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 18, 2016
NOTICE TO THE SHAREHOLDERS OF PACIFIC MERCANTILE BANCORP:
The 2016 Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company” or “our”) will be held in the first floor Training Room at the Company's offices at 949 South Coast Drive, Costa Mesa, CA 92626 on Wednesday, May 18, 2016, at 2:00 P.M., Pacific Time, for the following purposes:

1.
Election of Directors. To elect each of the following ten nominees to serve as the Company’s directors until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified:

Romir Bosu	Michael P. Hoopis	John Thomas, M.D.
Edward J. Carpenter	Denis P. Kalscheur	Thomas M. Vertin
Warren T. Finley	David J. Munio	Stephen P. Yost
John D. Flemming

2.
Ratification of the Appointment of Independent Registered Public Accountants. To ratify the appointment of RSM US LLP (formerly McGladrey LLP) as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	Advisory Vote on the Compensation of Our Named Executive Officers. To approve, by a non-binding advisory vote, the compensation of our named executive officers.

4.	Other Business: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors recommends that you vote “FOR ALL” ten director nominees named above for election to our Board of Directors; “FOR” ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers.
Only shareholders of record at the close of business on April 1, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders
to be held on May 18, 2016.
This Proxy Statement and the Company's 2015 Annual Report are available online at
http://www.edocumentview.com/PMBC
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. Even if you plan to attend the Annual Meeting in person, please submit your proxy or voting instructions for your shares promptly by telephone or the Internet or by completing, signing, dating and returning the proxy card or voting instruction form accompanying the Proxy Statement using the directions on your proxy card or voting instruction form, all as described in more detail in the Proxy Statement.
Voting by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

By order of the Board of Directors

April 15, 2016	/s/ EDWARD J. CARPENTER
Edward J. Carpenter
Chairman of the Board

PACIFIC MERCANTILE BANCORP
949 South Coast Drive, Third Floor
Costa Mesa, California 92626
____________________
PROXY STATEMENT
____________________
ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 2:00 P.M., Pacific Time, Wednesday, May 18, 2016

INTRODUCTION
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Pacific Mercantile Bancorp, a California corporation (the “Company”), for use at the 2016 Annual Meeting of Shareholders, which will be held on Wednesday, May 18, 2016, at 2:00 P.M., Pacific Time, in the first floor Training Room at the Company's offices at 949 South Coast Drive, Costa Mesa, CA 92626, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 15, 2016.
As a matter of convenience, in this Proxy Statement we will refer to Pacific Mercantile Bancorp as the “Company” or “we,” “us” or “our” and our 2016 Annual Meeting of Shareholders as the “Annual Meeting” or the “Meeting”.
The proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report to Shareholders on Form 10-K for the year ended December 31, 2015 (“2015 Annual Report”), will also be available to our shareholders on the Internet at http://www.edocumentview.com/PMBC, beginning on or about April 15, 2016.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.
Some shareholders may have their shares registered in different names or hold shares in different capacities. For example, a shareholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.
Who May Vote?
If you were a holder of shares of common stock on the records of the Company at the close of business on April 1, 2016 (the “Record Date”), you are entitled to notice of and may vote at the Annual Meeting.
How Many Votes Do I Have?
Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting. On the Record Date, a total of 22,944,258 shares of stock were entitled to be voted. We have no other class of stock outstanding.
Notwithstanding the foregoing, if any shareholder in attendance at the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be ten), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting. The shareholder may cast all of those votes for a single nominee or to distribute them among any number or all of the nominees in such proportions as the shareholder may choose.
How Do I Vote?
Voting in Person. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Directions to the Annual Meeting may be found at http://pmbank.com/InvestorRelations/Events.

Voting by Proxy for Shares Held by a Shareholder of Record. If you are a shareholder of record, you may direct how your shares are voted without attending the Annual Meeting in one of the following ways:

•
Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is May 18, 2016, at 1:00 A.M., Pacific Time. If you vote by telephone, you do not need to return your proxy card.

•
Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is May 18, 2016, at 1:00 A.M., Pacific Time. If you vote on the Internet, you do not need to return your proxy card.

•
Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received by May 17, 2016. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy by telephone, Internet or mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you do attend and vote your shares in person at the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted.
Voting by Proxy for Shares Held In Street Name. If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.
How Will The Board Vote My Proxy?
If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted: “FOR ALL” ten director nominees named in the Notice of Annual Meeting for election to the Board of Directors (Proposal No. 1); “FOR” ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 2); and “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal No. 3).
If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account, please read the information below under the caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.
Voting Shares Held by Brokers, Banks and Other Nominees
We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker, bank or other nominee holder. If, however, you want to vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker, bank or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, or you attend the Annual Meeting and do not obtain a legal proxy or broker’s proxy from, your broker, bank or other nominee, your shares will not be voted, except as provided below with respect to certain “routine” matters.
Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer may generally vote your shares in its discretion on “routine” proposals, but does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on the compensation of our named executive officers) are considered “non-routine.” Therefore, if you hold your shares in street name and want your shares to be voted on these proposals, you must give voting instructions to your broker. Proposal No. 2 (ratification of the appointment of the independent registered accounting firm) is considered routine and may be voted upon by your broker even if you do not provide instructions to your broker. If you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 2, your shares will be treated as "broker non-votes" on each of the other proposals at the Annual Meeting.

Vote Required
Quorum Requirement. Our Bylaws require that a quorum - that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting - be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).
Proposal No. 1 - Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the ten nominees for election to the Board who receive the highest number of votes entitled to be cast will be elected. As a result, any shares voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withhold” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.
Proposal No. 2 - Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, provided that such shares also constitute at least a majority of the required quorum. Abstentions are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.
Proposal No. 3 - Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to approve, on a non-binding advisory basis, our 2015 compensation of our named executive officers, which is described in this Proxy Statement, provided that such shares also constitute at least a majority of the required quorum. Abstentions and “broker non-votes” are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.
How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote
If you are the record owner of your shares, you may revoke any proxy you may have submitted over the Internet or by telephone or any proxy you may have returned by mail, at any time before your proxy has been voted, by taking one of the following actions:

•	attending the Annual Meeting and voting in person;

•	completing, signing and submitting a signed proxy card bearing a later date than the date of your earlier vote or proxy; or

•
sending a written revocation of your proxy to the Company’s Corporate Secretary at 949 South Coast Drive, Third Floor, Costa Mesa, California 92626. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, after revoking your proxy in this manner, you want to vote your shares, you may do so only by one of the methods set forth above, and not over the Internet or by phone.

However, if your shares are held by a broker, bank or other nominee holder, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Set forth below is certain information, as of April 1, 2016 (except where another date is indicated), regarding the shares of our common stock that were owned, beneficially by (i) each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares of any class of our voting securities; (ii) each of our current directors and each nominee standing for election to our Board of Directors at the Annual Meeting; (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.
As of April 1, 2016, there were outstanding 22,944,258 shares of common stock.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Pacific Mercantile Bancorp, 949 South Coast Drive, Third Floor, Costa Mesa, California 92626.

Name	Number of Common Shares Owned Beneficially(1)		Total Number of Voting Shares Owned Beneficially(1)	Percent of Outstanding Voting Shares(2)
Carpenter Community Bancfund LP	7,417,593	(4)	7,417,593	32.3%
Carpenter Community Bancfund-A LP		(4)
Carpenter Fund Manager GP, LLC		(4)
Edward J. Carpenter(3)	6,083	(4)	6,083	*
John D. Flemming(3)	4,562	(4)	4,562	*
Arthur A. Hidalgo		(4)
James B. Jones		(4)
5 Park Plaza, Suite 950, Irvine, CA 92614-8527
First Manhattan Co.	1,750,528	(5)	1,750,528	7.6%
399 Park Avenue, New York, NY 10022
Endeavor Capital Advisors Inc. and affiliates	1,970,964	(6)	1,970,964	8.6%
410 Greenwich Avenue, Greenwich, CT 06830
Clover Partners, L.P. and affiliates	1,438,788	(7)	1,438,788	6.3%
100 Crescent Court, Suite 575, Dallas, TX 75201
Romir Bosu	18,935		18,935	*
Warren T. Finley	46,558	(8)	46,558	*
Michael P. Hoopis	4,562		4,562	*
Denis P. Kalscheur	4,763		4,763	*
David J. Munio	2,350		2,350	*
John Thomas, M.D.	190,001	(8)	190,001	*
Stephen P. Yost	8,581		8,581	*
Steven K. Buster (9)	198,754	(8)	198,754	*
Curt Christianssen	24,951	(8)	24,951	*
Robert E. Sjogren	21,824	(8)	21,824	*
Robert J. Stevens(10)	34,608	(8)	34,608	*
Thomas M. Vertin	216,156	(8)	216,156	*
All directors and executive officers as a group (18 persons)	715,452	(11)	715,452	3.1%
___________________________

*	Represents less than 1% of the shares outstanding as of April 1, 2016.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; and (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares. In addition, a person is deemed to own beneficially shares of common stock which that person was able to acquire on April 1, 2016 or will become entitled to acquire at any time within 60 days thereafter, on conversion of convertible securities or on exercise of options outstanding under our equity incentive plans, and those shares of common stock will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person (but not for purposes of computing the percentage of the outstanding shares that are beneficially owned by any other person).

(2)	Percentage ownership is based on 22,944,258 shares of common stock deemed to be outstanding as of April 1, 2016.

(3)
Messrs. Carpenter and Flemming are members of, and have been nominated for election, at the Annual Meeting, to our Board of Directors. Mr. Carpenter is Chairman of the Board of both the Company and the Company's wholly owned subsidiary, Pacific Mercantile Bank (the “Bank”).

(4)
According to information provided by the Carpenter Funds, the Carpenter Funds and their general partner, Carpenter Fund Manager GP, LLC (“CFMGP”), share beneficial ownership of these shares. Messrs. Carpenter and Flemming and Howard N. Gould, Arthur A. Hidalgo and James B. Jones may be deemed to share beneficial ownership of these shares with the Carpenter Funds and CFMGP, because they are CFMGP’s managing members. However, each of those managing members disclaims beneficial ownership of all of the shares beneficially owned by the Carpenter Funds and CFMGP.

(5)
According to a report filed with the SEC on February 12, 2016, as of December 31, 2015, First Manhattan Co. holds sole voting and dispositive power with respect to 182,150 of these shares, shares voting power with respect to 1,414,689 of these shares and shares dispositive power with respect to 1,568,378 of these shares.

(6)
According to a report filed with the SEC on February 16, 2016, as of December 31, 2015, Endeavor Capital Advisors Inc., Laurence M. Austin and Mitchell J. Katz share voting and dispositive power with respect to all 1,970,964 of these shares and have no sole voting or dispositive power over any of these shares.

(7)
According to a report filed with the SEC on February 16, 2016, as of December 31, 2015, Clover Partners, L.P., its general partner Clover Partners Management, LLC and John A. Guerry, the principal of Clover Partners Management, LLC, share voting and dispositive power with respect to all 1,438,788 of these shares and have no sole voting or dispositive power over any of these shares.

(8)
Includes the following numbers of shares which may be purchased on exercise of stock options that were exercisable on or will become exercisable within 60 days of April 1, 2016: Dr. Thomas - 27,000 shares; Mr. Finley - 40,000 shares; Mr. Buster - 133,334 shares; Mr. Christianssen - 2,618 shares; Mr. Sjogren - 2,648 shares; Mr. Stevens - 2,487 shares; and Mr. Vertin - 165,579 shares.

(9)	Mr. Buster retired as President and Chief Executive Officer and as a director of the Company effective December 31, 2015.

(10)	Mr. Stevens has notified the Company that he will resign as Executive Vice President and Chief Risk Officer effective April 29, 2016.

(11)
Includes 284,985 shares of common stock which may be purchased on exercise of stock options that were exercisable on or will become exercisable within 60 days of April 1, 2016; but excludes the shares of common stock as to which directors or officers have disclaimed beneficial ownership, as described in the above footnotes.

ELECTION OF DIRECTORS
(Proposal No. 1)
Size of Board
Our Bylaws currently provide that the authorized number of directors shall not be less than seven or more than thirteen with the exact number of directors, within that range, to be fixed from time to time by resolution of the Board of Directors. The authorized number of directors is currently fixed at ten and the Board is currently composed of ten directors. The ten nominees named below were nominated for election to the Board by the Board of Directors, upon recommendation of the Nominating Committee.
Nominees
Our Board of Directors has nominated the ten individuals named below for election to the Board for a term of one year ending at the 2017 Annual Meeting of Shareholders and until their respective successors are elected and qualify to serve. Each of these nominees has consented to serve as a director, if elected at the upcoming Annual Meeting. All of the ten nominees are currently serving as directors and, except for Messrs. David J. Munio and Thomas M. Vertin, stood for election and were elected to the Board of Directors at the 2015 Annual Meeting of Shareholders held in May 2015.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” TEN NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS

Name of Nominee	Age	Director Since
Romir Bosu	43	2015
Edward J. Carpenter	71	2012
Warren T. Finley	84	1999	(1)
John D. Flemming	58	2012
Michael P. Hoopis	65	2012
Denis P. Kalscheur	65	2015
David J. Munio	71	2015	(2)
John Thomas, M.D.	66	1999	(1)
Thomas M. Vertin	62	2016	(3)
Stephen P. Yost	70	2013
______________________

(1)
The Bank was organized and commenced its operations, and each of these individuals became directors of the Bank, in 1999. The Company was organized in 2000 to become the holding company for the Bank, at which time each of these individuals also became directors of the Company.

(2)
David J. Munio has served as a director of the Company and the Bank since December 2015 and was initially identified and recommended for appointment to the Board of Directors by a non-management director.

(3)
Thomas M. Vertin has served as a director of the Company and the Bank since January 2016 and was appointed to the Board of Directors upon promotion to President and Chief Executive Officer on January 1, 2016.

Vote Required
Under California law and our Bylaws, the ten nominees receiving the highest number of votes entitled to be cast in the election of directors will be elected to serve as directors of the Company for the ensuing year. As a result, any shares that are voted “withhold” and broker non-votes will not be counted in determining the outcome of the election.
Unless otherwise instructed, the persons who are named as the proxy holders on the enclosed proxy card intend to vote the proxies received by them for the election of all ten of the nominees. If, prior to the Annual Meeting, any of the nominees becomes unable or unwilling for good cause to serve as a director, the proxy holders will vote the proxies received by them for the election of any substitute nominee selected by the Board of Directors. The Company has no reason to believe that any of the nominees will become unable or unwilling to serve. In addition, if any shareholder gives notice at the Annual Meeting, prior to voting, of his or her intention to cumulate votes in the election of directors, the proxy holders will have the discretion to allocate and cast the votes represented by each of the proxies they hold among the above-named nominees for whom authority to vote has not been withheld, in such proportions as the proxy holders deem appropriate in order to elect as many of the nominees named above as is possible.

Set forth below is information relating to the principal occupations, recent business experience and qualifications of each of the nominees selected by the Board of Directors for election to the Company’s Board of Directors at the Annual Meeting.
Romir Bosu has served as a member of the Board of Directors since February 2015. Mr. Bosu founded in 2014 and is Chairman of the Board of Nadavon Capital Partners, Inc., a firm focused on making strategic investments in the financial technology sector.  Mr. Bosu founded and was the Chief Executive Officer from 1995 through 2014 of Compushare, a financial technology management company focused on serving community-based financial institutions.  After amassing a customer base of more than 1,000 financial institutions across the United States, Compushare was acquired by D+H, a financial technology company based in Canada in 2013.  Following the acquisition of Compushare by D+H, Mr. Bosu served on the U.S. Advisory Board for D+H.  Mr. Bosu has served on the board of the Association for Financial Technology and often speaks to groups of community financial institution executives on the topics of technology and regulatory compliance.  Mr. Bosu also previously served on the board of Caneum, Inc., a global provider of business process and information technology outsourcing services.  Mr. Bosu's extensive information technology background adds critical technology and systems management experience to our Board of Directors.
Edward J. Carpenter has served as the Chairman of the Board and a member of our Board of Directors since 2012. Mr. Carpenter is Chairman and Chief Executive Officer of Carpenter & Company, a Managing Member of the General Partner of the Carpenter Funds and Chair of their Investment and Governance Committee. Since founding Carpenter & Company in 1974, he led the firm as it developed its financial institutions practice, its asset management, and its investment banking services. Mr. Carpenter has served as a member of legislative review committees for California and federal bank regulatory bodies including the Office of the Comptroller of the Currency in Washington, D.C. and on advisory boards for the California Department of Corporations and the California State Banking Department. Mr. Carpenter has served on the board of directors for numerous banks located throughout the nation. Mr. Carpenter also is a trustee of Loyola Marymount University and Loyola Law School and a member of the board of directors of the International Medical Corps. Mr. Carpenter is the past Chair of the California Institute, Vice-Chair of the California Statewide University Foundation and a board member of the Orange County Performing Arts Center. Mr. Carpenter received his BBA from Loyola Marymount University and his MBA from California State University, Long Beach. Mr. Carpenter was elected to our Board of Directors, and has been selected as a director nominee, pursuant to an agreement entered into with the Company in connection with the Exchange Transaction described under “Certain Transactions” below, which granted to the Carpenter Funds the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the agreement. Mr. Carpenter's extensive career in various facets of the banking industry, along with his analytical, communication and managerial skills, his deep understanding of the banking industry and extensive contact with senior management of hundreds of banking companies and federal regulators are valuable attributes for our Board of Directors.
Warren T. Finley has served as a director of the Company and the Bank since the respective dates of their inception in 1999 and 2000. Mr. Finley has been engaged in the private practice of law in Orange County for over 50 years. Mr. Finley also served as a director and a member of the audit committee of Eldorado Bank and its parent holding company, Eldorado Bancorp, from 1972 to 1997. As a result, Mr. Finley has extensive community banking experience in Orange County, which is one of our significant markets. Prior to becoming a lawyer, Mr. Finley was a certified public accountant and was employed as an accountant at Price Waterhouse & Co. As a result of his accounting experience, Mr. Finley is familiar with financial reporting requirements and financial issues, making him an effective member of Audit Committee.
John D. Flemming has served as a member of our Board of Directors since 2012. Since 1991, Mr. Flemming has served as President and Chief Operating Officer of Carpenter & Company and a Managing Member of the General Partner of the Carpenter Funds. Mr. Flemming has been associated with Carpenter & Company for over 20 years, and today oversees all activities of the firm. During his tenure at Carpenter & Company, Mr. Flemming has built, managed and supervised the government asset management practice, the broker/dealer subsidiary, the investment banking function, and private equity activities of the firm. From 2009 to 2014, Mr. Flemming served as a director of Manhattan Bancorp and its bank subsidiary, Bank of Manhattan, N.A., and chaired its Compensation Committee. Mr. Flemming is a magna cum laude graduate of Harvard College and holds General Securities Principal and Representative licenses. Mr. Flemming was elected to our Board of Directors, and has been selected as a director nominee, pursuant to an agreement entered into with the Company in connection with the Exchange Transaction described under “Certain Transactions” below, which granted to the Carpenter Funds the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the agreement. Mr. Flemming possesses strong analytical, structuring, communication and managerial skills, as well as a strong strategic understanding of the banking industry and contact with senior management of hundreds of banking companies and federal regulators.
Michael P. Hoopis has served as a member of our Board of Directors since 2012. Since March 2016, Mr. Hoopis is Chief Executive Officer and Founder of 4 Cornrs Business Advisory, LLC, a consulting company focusing on advising businesses, Boards and executives on strategic planning and value creation. Previously, Mr. Hoopis served as President, Chief Executive Officer and a member of the Board of Directors of Targus Group International, Inc., a worldwide leader in the manufacture and marketing of cases and accessories for laptop computers, tablets and e-readers from 2006 to March 2016. Prior to joining Targus, Mr. Hoopis served as the President and Chief Executive Officer of Water Pik Technologies, Inc. for seven years and was responsible for overseeing the spin-off and transition of Water Pik from a segment of Allegheny Teledyne to a public company in 1999. Prior to joining Water Pik, Mr. Hoopis held several executive management positions at Black & Decker from 1989 to1998, including President of Worldwide Household Products, Price Pfister, Inc. and Kwikset Corporation. Prior to joining Black & Decker, Mr. Hoopis held several management positions with Beatrice Foods Inc. Mr. Hoopis earned his B.S. degree from the University of Rhode Island. Mr. Hoopis was elected to our Board of Directors, and has been selected as a director nominee, pursuant to an agreement entered into with the Company in connection with the Exchange Transaction described under “Certain Transactions” below, which granted to the Carpenter Funds the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the agreement. Mr. Hoopis's extensive leadership and managerial experience enables him to provide valuable insights to our Board of Directors into how to manage risk in a business environment.
Denis P. Kalscheur has served as a member of our Board of Directors since February 2015. Since 2013, Mr. Kalscheur served as the Chief Executive Officer of Aviation Capital Group (“ACG”), a global commercial jet aircraft leasing firm and wholly owned subsidiary of Pacific Life, a leading U.S. life insurance enterprise, and a member of ACG's Board of Directors. As of January 2016, Mr. Kalscheur transitioned from Chief Executive Officer to Vice Chairman of ACG and continues to serve as a Director. Mr. Kalscheur served as SVP and Treasurer of Pacific Life from 2010 through 2012. Mr. Kalscheur also had significant roles with College Savings Bank, a New Jersey chartered savings bank and wholly owned subsidiary of Pacific Life, including serving as a Director (2002-2012), Audit Committee Chairman (2003-2007) and Chairman of the Board (2010-2012). Prior to joining Pacific Life, Mr. Kalscheur held a number of financial executive roles in various airline industry firms. He served as President and Chief Executive Officer of Elsinore Aerospace, a global aviation engineering and certification, maintenance, modification and quality management company. He served as Chief Financial Officer of U.S. passenger airline AirCal and its parent, ACI Holdings. Mr. Kalscheur began his airline industry career as Vice President and Treasurer of Tiger International, a global diversified transportation company and its wholly owned subsidiary Flying Tiger, a global cargo airline. Mr. Kalscheur's extensive finance background and his decade of experience as a director of College Savings Bank adds sound industry experience to our Board of Directors.
David J. Munio has served as a member of our Board of Directors since December 2015. Mr. Munio has more than 40 years of experience in the banking industry. After many years in senior executive positions at First Interstate Bank, Mr. Munio's banking career culminated with five years of service as the Chief Credit Officer of Wells Fargo & Company. Following his retirement from Wells Fargo, he served as director and Chairman of the Credit Policy Committee of CapitalSource Bank prior to its merger in 2014 with Pacific Western Bancorp. Mr. Munio joined Wells Fargo in 1996 and served as Executive Vice President and Chief Credit Officer from 2001 until his retirement in 2006. In this role, he was responsible for all credit policy and oversight for the bank, and also served on the board of directors at Wells Fargo Bank, N.A. Mr. Munio joined Wells Fargo as a result of its acquisition of First Interstate Bank in 1996. During his 20-year career at First Interstate Bank, Mr. Munio served in a number of senior management positions including Executive Vice President - Credit Policy and Administration Manager from 1987-1996. Mr. Munio attended the University of California, Los Angeles where he earned an MBA and a Bachelor of Science degree in Business Economics. Mr. Munio's extensive finance background and management experience assist us in understanding the banking environment and will help us better serve our customers.
John Thomas, M.D. has served as a director of the Company and the Bank since the respective dates of their inception in 1999 and 2000. Dr. Thomas is a licensed physician who is, and for more than the past 17 years has been, engaged in the private practice of medicine, specializing in Radiation Oncology. He also serves as, and for over 10 years has been, the Medical Director of the Red Bluff Cancer Center, which he founded and has grown into a leading provider of specialty medical services. He is a Diplomate and Fellow of the American Board of Radiology and a Fellow of the American College of Radiation Oncology, and served as a member of its Standards Committee for 10 years. He brings to our Board his managerial experience, gained from founding, managing and growing his Cancer Center, which has enabled him to provide valuable insights about how we can better serve our smaller business customers, which include medical practices and medical service providers.
Thomas M. Vertin has served as a member of our Board of Directors since January 2016. Mr. Vertin was promoted to President and Chief Executive Officer of the Company and the Bank on January 1, 2016, and prior to that served as the President of the Commercial Bank Division since September 2012. Prior to joining the Bank, Mr. Vertin held senior executive positions at Silicon Valley Bank (SVB), a wholly-owned subsidiary of SVB Financial Group, including Chief Operating Officer and Head of the California Division. Mr. Vertin led three turn-arounds during his 18 years with SVB and has more than 30 years of banking experience. As a result, Mr. Vertin brings extensive leadership and banking experience to our Board. Mr. Vertin's extended career in banking as well as his broad and deep banking industry and bank regulatory experience are important attributes that support our Board of Directors. In addition, the Board of Directors values Mr. Vertin's in-depth knowledge of the Company through his position as our President and Chief Executive Officer, including with respect to its operations, strategy, financial condition and competitive position.
Stephen P. Yost has served as a member of our Board of Directors since 2013. He established Kestrel Advisors, a consulting firm that focuses on credit risk management for the banking and financial communities following his retirement from Comerica

Bank in 2006. During his 40 plus years in banking, the vast majority of Mr. Yost’s career was in credit administration. He was a Regional Chief Credit Officer for Comerica Bank and the Executive in charge of its Special Assets Group for the Western Region. Mr. Yost was the Chief Credit Officer of Imperial Bank prior to its merger with Comerica. He was also a Senior Credit Officer with First Interstate Bank and Mellon Bank, N.A. Mr. Yost is currently a director for Heritage Oaks Bancorp (Paso Robles, California) and subsidiaries. He is a past director for Manhattan Bancorp (2006-2015) and subsidiaries, and Mission Community Bancorp (2010-2014). Mr. Yost chairs the directors’ Credit Policy Committee and Audit Committee of Pacific Mercantile Bank and is a member of several other standing committees. Mr. Yost holds an MBA from the University of Santa Clara. Due to his extensive knowledge of bank lending and credit issues, Mr. Yost is a valuable addition to the Board and to the Board’s credit policy committee, which is responsible for establishing lending policies, providing oversight of the Bank’s lending and credit functions and approving the larger loans made by the Bank.
THE BOARD OF DIRECTORS
The Role of the Board of Directors
In accordance with our Bylaws and California law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board also are members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.
During 2015, our Board of Directors held a total of ten meetings and each director attended at least 70% of the total number of those meetings and the meetings of the Board committees on which he served during his term of office as a director in 2015. We encourage our directors to attend our annual meetings of shareholders. All but one of our then-current directors attended our 2015 Annual Meeting of Shareholders.
Director Independence and Composition and Structure of the Board
The Board has determined that each of Messrs. Bosu, Carpenter, Finley, Flemming, Hoopis, Kalscheur, Munio and Yost and Dr. Thomas are independent under the definition of independence set forth in the listed company rules of the NASDAQ Stock Market LLC (“NASDAQ”). In addition, our Board of Directors determined that Messrs. John Clark, Howard Gould and Daniel Strauss, who resigned from the Board of Directors in May 2015, October 2015 and December 2015, respectively, met the definition of independence set forth under NASDAQ’s listed company rules during the time in which they served on the Board of Directors. Mr. Buster was not an independent director during the time he served on the Board of Directors as he was an executive officer of the Company. Mr. Vertin is not an independent director because he is currently an executive officer of the Company. In reaching these conclusions, the Board determined that there are no relationships between the Company or the Bank and any of the non-management directors who were determined to be independent that would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director.
Board Leadership Structure
Our Board of Directors has chosen to separate the positions of principal executive officer and chairman of our Board of Directors. Our Board of Directors believes that it is advisable to separate the two positions because combining both positions in the same individual might concentrate too much power in the hands of a single executive. Having an independent Chairman of our Board of Directors also facilitates communications and relations between our Board of Directors and the Company’s officers.
Term of Office of Directors
All of our directors are elected for a term of one year and until their respective successors are elected and qualify to serve on the Board. If a vacancy occurs in any Board position between annual meetings, the Board may fill the vacancy by electing a new director to that position. The Board may also create a new director position and elect a director to hold the newly created position for a term ending at the next annual meeting of shareholders.
Communications with the Board
Shareholders interested in communicating with members of the Board of Directors or the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, Pacific Mercantile Bancorp, 949 South Coast Drive, Third Floor, Costa Mesa, California 92626. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by that committee.

Corporate Governance Guidelines
Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duties. Our Board has corporate governance guidelines (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under NASDAQ’s listed company rules and the Sarbanes-Oxley Act of 2002.
Some of the principal subjects covered by our Governance Guidelines include:

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Director Qualifications, which include a Board candidate’s independence, experience, knowledge, skills, expertise, integrity and ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities.

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Responsibilities of Directors, including acting in the best interests of all shareholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry and the markets in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

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Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of the Company’s operations or the quality of certain of the Company’s assets, such as the loan portfolio.

•	Maintaining Adequate Funding, to retain independent advisors for the Board, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

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Director Orientation and Continuing Education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts of interest policies, Code of Business and Ethical Conduct and Governance Guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual Performance Evaluation of the Board, including an annual self-assessment of the Board’s performance as well as the performance of each Board committee.

•	Regularly Scheduled Executive Sessions, without management, are to be held by the Board and by the Audit Committee, which meets separately with the Company’s outside auditors.
Code of Business and Ethical Conduct
We have adopted a Code of Business and Ethical Conduct for our officers and employees that also includes specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer, the Bank’s Chief Operating Officer and other key accounting and financial personnel. A copy of our Code of Business and Ethical Conduct can be found at the Investor Relations section of our website at www.pmbank.com. We intend to disclose, to the extent required by the applicable rules of the SEC and NASDAQ, at this location on our website, any amendments to that code and any waivers of the requirements of that code that may be granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions.
Committees of the Board of Directors
The Board has four standing committees: an Audit Committee, a Human Resources and Compensation Committee, a Risk and Finance Committee and a Nominating and Governance Committee. Information regarding the members and the responsibilities of each of those Committees and the respective number of meetings held in 2015 by those Committees is set forth below.
Audit Committee. Currently the members of the Audit Committee are Stephen P. Yost, its Chairman, and Romir Bosu, Warren T. Finley, Denis P. Kalscheur, and John Thomas, M.D. All of these individuals are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Our Board of Directors has determined that Mr. Kalscheur meets the definition of “audit committee financial expert” as defined in regulations adopted by the SEC and qualifies as financially sophisticated in accordance with NASDAQ’s rules for listed companies. The Audit Committee has a written charter that sets forth the Audit Committee’s responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and the appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit

Committee, approved that charter, a copy of which can be viewed at the Investor Relations section of our website at www.pmbank.com. The Audit Committee held five meetings during 2015. To encourage frank discussion and effective communication of information at those meetings, that Committee meets with our outside accountants without management present, and with members of management without the outside accountants present.
Human Resources and Compensation Committee. This committee is comprised of the following four directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Michael P. Hoopis, its Chairman, and Edward J. Carpenter, John D. Flemming, and Dr. John Thomas. The Compensation Committee reviews and approves the salaries and the incentive compensation and other benefit plans for our executive officers. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer and based on this evaluation recommends to the independent members of the Board of Directors for their approval the Chief Executive Officer's compensation levels. The Compensation Committee also administers the granting of options or other equity incentives under our equity incentive plans. Our Board of Directors has adopted a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter can be viewed at the Investor Relations section of our website at www.pmbank.com. The Compensation Committee held three Human Resources and Compensation Committee meetings in 2015.
During 2015, the Compensation Committee retained McLagan, a consulting firm that provides compensation advisory services for the banking industry, to provide guidance relative to regulatory requirements surrounding executive and director compensation and to provide general advice and consultation as needed with respect to the Company's executive and director compensation programs. The Compensation Committee also reviewed standard industry compensation surveys in 2015. Further information about the executive compensation services provided by McLagan during fiscal 2015 and the compensation surveys reviewed by the Compensation Committee is included in the “Compensation Discussion and Analysis” under the heading “Compensation Consultants/Peer Group Review/Market Study Comparisons.”
The Compensation Committee considered the independence of McLagan in light of applicable SEC rules and NASDAQ listing standards and concluded that the Compensation Committee’s engagement of McLagan does not raise any conflict of interest.
The Company’s President and Chief Executive Officer also advises the Compensation Committee on the performance of the other executive officers and their respective contributions to the achievement of Company’s financial objectives and makes recommendations to the Compensation Committee with respect to the compensation to be paid to them. Pursuant to its charter, the Compensation Committee may delegate its authority to subcommittees when appropriate. The Compensation Committee has not delegated, and has no current intention to delegate, any of its authority to any subcommittee.
Risk and Finance Committee. The members of the Risk and Finance Committee are David J. Munio, its Chairman, and Romir Bosu, Edward J. Carpenter, Warren T. Finley, Thomas M. Vertin and Stephen P. Yost. The Risk and Finance Committee’s primary responsibilities include oversight of the Company’s (i) enterprise risk management policies and processes, including the identification of enterprise risks and the measures being implemented to mitigate those risks, (ii) compliance management processes, including the process for compliance with applicable bank regulatory requirements, and (iii) technology related processes, security and controls. This Committee also exercises oversight of the Bank’s investment portfolio, liquidity, capital policies and related processes and controls and Community Reinvestment Act (“CRA”) policies and processes. The Risk and Finance Committee held eight meetings in 2015.
Nominating and Governance Committee. The Nominating and Governance Committee is comprised of three members: John D. Flemming, its Chairman, and Edward J. Carpenter, and Michael P. Hoopis. The Nominating and Governance Committee identifies and screens new candidates for Board membership and oversees the Company’s governance policies and processes. Each of the Committee members is an “independent director” within the meaning of the NASDAQ listed company rules. Our Board of Directors has approved a charter setting forth the responsibilities of the Nominating and Governance Committee. A copy of that charter can be found at the Investor Relations section of our website at www.pmbank.com. The Nominating and Governance Committee held three meetings during 2015.
The Director Nominating Process. In identifying new Board candidates, the Nominating and Governance Committee seeks recommendations from existing board members and executive officers. In addition, the Nominating and Governance Committee will consider any candidates that may have been recommended by Company shareholders who have chosen to make those recommendations in accordance with the procedures described below. The Nominating and Governance Committee also may engage an executive search firm and other advisors as it deems appropriate to assist it identifying qualified candidates for the Board.
In assessing and selecting Board candidates, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries about and interviews with the candidates that the Committee members believe are best qualified to serve as directors, based on a number of factors, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including representing the interests of all shareholders and not a particular segment or group of shareholders, as well as serving on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; whether the candidate has any special background or experience relevant to the Company’s business; and whether the candidate will meet the bank regulatory standards applicable to Board membership.
The Nominating and Governance Committee believes that differences in experience, knowledge, skills and viewpoints enhance Board performance. Thus, the Committee considers such diversity in selecting, evaluating and recommending proposed director nominees. However, the Committee has not implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.
Shareholder Recommendation of Board Candidates. Any shareholder desiring to submit a recommendation for consideration by the Nominating Committee of a candidate that the shareholder believes is qualified to be a director nominee at any annual meeting of shareholders may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders. However, if the date of the upcoming annual meeting has been changed by more than 30 days from the anniversary of the prior year’s meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation must be accompanied by the following information: (i) the name and address of the recommending shareholder and of the person being recommended for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the recommending shareholder and his or her recommended candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company between the recommending shareholder or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such shareholder and any other person or persons (naming such other person or persons); (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. Provided that these requirements are met, the Nominating Committee will consider any shareholder-recommended candidate for nomination for election to the Board using the same criteria and factors that it uses in evaluating candidates recommended by any Board members, officers or executive search firms. No shareholders recommended candidates for election to the Board for the upcoming Annual Meeting.
Role of the Board in Risk Management
The Board’s responsibilities in overseeing the Company’s management and business include oversight of the Company’s key risks and management’s processes and controls to manage them appropriately. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.
The risk of incurring losses on the loans we make is an inherent feature of the banking business and, if not effectively managed, such risks can materially affect our results of operations. As a result, the Board as a whole exercises oversight responsibility over the processes that our management employs to manage those risks. The Board fulfills that oversight responsibility by:

•	Monitoring trends in the Company’s loan portfolio and the Company’s allowance for loan and lease losses;

•	Establishing internal limits related to the Company’s lending exposure and reviewing and determining whether or not to approve loans in amounts exceeding certain specified limits;

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Reviewing and discussing, at least quarterly and more frequently, if deemed necessary, reports from the Bank’s chief credit officer relating to such matters as (i) risks in the Company’s loan portfolio, (ii) economic conditions or trends that could reasonably be expected to affect (positively or negatively) the performance of the loan portfolio or require increases in the allowance for loan and lease losses and (iii) specific loans that have been classified as “special mention,” “substandard” or “doubtful” and, therefore, require increased attention of management;

•	Reviewing, at least quarterly, management’s determination of the allowance for loan and lease losses and any provisions required to be made to replenish or increase that allowance;

•	Reviewing management reports regarding collection efforts with respect to non-performing loans; and

•	Authorizing the retention and reviewing the reports of external loan review consultants with respect to the risks in and the quality of the loan portfolio.
Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit Committee and the Risk and Finance Committee of the Board have direct and systematic responsibility for overseeing other significant risk management processes.

Audit Committee Oversight Responsibilities. The Audit Committee’s responsibilities in overseeing risk management processes include:

•	Oversight of the internal audit function, with the internal auditor reporting directly to the Audit Committee;

•	Oversight of the Company’s independent registered public accounting firm; and

•	Review of reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.
Risk and Finance Committee Oversight Responsibilities. The Risk and Finance Committee’s oversight of risk management processes include the review of policies and guidelines with respect to risk assessment and the processes employed by management in identifying the Company’s major risk exposures and the actions being taken by management to monitor and control such exposures. The Committee also oversees management’s implementation of measures that are designed to minimize to the extent practicable the risks of non-compliance with applicable federal and state banking laws and regulations by, among other things, (i) reviewing with the Bank’s chief compliance officer (who reports directly to the Committee) and consulting with the Bank’s legal counsel with respect to regulatory matters and issues that could have a significant impact on the Company or the Bank or could present emerging areas of risk, and (ii) overseeing regulatory compliance programs.
In performing their oversight responsibilities, the Board of Directors and the Audit and Risk and Finance Committees regularly receive reports from management and internal and external auditors, and periodically receive reports from outside consultants, regarding the Company’s enterprise risk management programs, compliance programs, information security and business continuity programs, and any extraordinary claims or losses.
Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.
Compensation and Risk Management
The Company’s Compensation Committee and Board of Directors have reviewed the Company’s executive and employee compensation practices to analyze whether or not they create improper incentives that would result in a material risk to the Company. Based on this review and analysis, the Compensation Committee and the Board of Directors have determined that none of the Company’s compensation practices for its executive officers or employees is reasonably likely to have a material adverse effect on the Company.
Anti-Hedging and Pledging Policies. The Company recognizes that hedging, derivative and other speculative transactions by Company insiders could disturb the alignment between shareholders and Company insiders or create other risks involving transactions in the Company's securities. Accordingly, we maintain a policy that limits our directors, executive officers and other Company insiders from engaging in these types of transactions. Specifically, in addition to the prohibition on engaging in short sales by our executive officers and directors under applicable securities laws, we strongly discourage insiders from engaging in short sales or derivative transactions and we require all Company insiders to pre-clear any proposed hedging or monetization transaction. We also prohibit Company insiders from holding Company stock in a margin account or pledging Company stock as collateral for a loan.
Section 16(a) Beneficial Ownership Reporting Compliance
Each of our directors, executive officers and persons who beneficially own more than 10% of any class of equity securities of the Company, is required, by Section 16(a) of the Exchange Act, to file with the SEC (i) an initial report, on a Form 3, of his or her share ownership within 10 days of the time he or she first becomes a director, executive officer or 10% owner of the Company, and thereafter (ii) reports on Form 4 or Form 5 changes in ownership of, and transactions involving, the Company's common stock.
Set forth below is information regarding those reports which to our knowledge, based solely upon a review of the copies of the reports received by us and written representations that no other reports were required, were not timely filed in 2015:

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A Form 3 was filed late on March 26, 2015 with respect to the initial Section 16(a) filing of share ownership as a result of the appointment of Denis Kalscheur to the Board of Directors on February 18, 2015.

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A Form 3 was filed late on March 26, 2015 with respect to the initial Section 16(a) filing of share ownership as a result of the appointment of Romir Bosu to the Board of Directors on February 18, 2015.

•	A Form 3 was filed late on March 26, 2015 with respect to the initial Section 16(a) filing of share ownership as a result of Noma Bruton being appointed an executive officer on March 6, 2015.

•	A Form 4 was filed late on February 23, 2015 with respect to a grant of 2,212 shares of restricted stock to Howard Gould on February 18, 2015.

•	A Form 4 was filed late on April 2, 2015 with respect to a grant of 2,609 shares of restricted stock and 4,844 stock options to Noma Bruton on March 6, 2015.

•	A Form 4 was filed late on April 2, 2015 with respect to a grant of 2,256 shares of restricted stock and 4,189 stock options to Chuck Dow on March 6, 2015.

•	A Form 4 was filed late on September 16, 2015 with respect to tax withholding in connection with the sale of 2,830 shares of restricted stock by Steven Buster on September 3, 2015.

•	A Form 4 was filed late on September 16, 2015 with respect to tax withholding in connection with the sale of 7,816 shares of restricted stock by Noma Bruton on September 3, 2015.

•	A Form 4 was filed late on April 5, 2016 with respect to the exercise and sale of shares of common stock by Nancy Gray on various dates from July 2015 through December 2015.

EXECUTIVE OFFICERS
Executive officers are appointed by and serve at the discretion of the Board of Directors. The names of our current executive officers, their ages as of March 31, 2016 and their positions with the Company and the Bank are set forth below.

Name and Age	Positions with Bancorp and the Bank
Thomas M. Vertin, 62	President and Chief Executive Officer of the Company and the Bank
Curt A. Christianssen, 55	Executive Vice President and Chief Financial Officer of the Company and the Bank
Robert Anderson, 46	Executive Vice President and Head of Product and Market Development
Curtis Birkmann, 46	Executive Vice President and Chief Technology Officer
Kittridge Chamberlain, 58	Executive Vice President and Chief Banking Officer
Maxwell G. Sinclair, 51	Executive Vice President and Chief Compliance and Human Resources Officer of the Company and the Bank
Robert E. Sjogren, 50	Executive Vice President and Chief Operating Officer of the Company and the Bank
Robert J. Stevens, 61 (1)	Executive Vice President and Chief Risk Officer of the Company and the Bank
Tom Wagner, 57	Executive Vice President and Chief Strategy Officer
__________________
(1)    Mr. Stevens has notified the Company that he will resign as Executive Vice President and Chief Risk Officer effective April 29, 2016.
Set forth below is additional biographical information regarding our executive officers, other than Mr. Vertin, whose biographical information is provided above under “Election of Directors (Proposal No. 1).”
Curt A. Christianssen joined Pacific Mercantile Bancorp and the Bank as Chief Financial Officer effective January 1, 2015, a role in which he had served on an interim basis since December, 2013. He also serves as Executive Vice President and Chief Financial Officer of the Carpenter Community BancFund, a private equity-funded bank holding company, CCFW, Inc. d/b/a Carpenter & Company, a bank consulting firm, and Seapower Carpenter Capital, Inc., a broker/dealer subsidiary of CCFW. Prior to beginning in the interim role, Mr. Christianssen served in a similar interim role at Manhattan Bancorp and the Bank of Manhattan since 2012.  He has served as Executive Vice President and Chief Financial Officer of the Carpenter Community BancFund since 1999. From 1996 to 1999, Mr. Christianssen served as Chief Financial Officer and Director of Corporate Development for Dartmouth Capital Group and Eldorado Bancshares, Inc. From 1993 until its acquisition in 1996 by Eldorado Bancshares, Mr. Christianssen served as Chief Financial Officer of Liberty National Bank. Mr. Christianssen had previously served as Chief Financial Officer of Olympic National Bank from 1991 to 1993, as Chief Financial Officer of two financial institutions under the control of the Resolution Trust Corporation and as a Senior Management Consultant with the Ernst & Young firm. In addition, Mr. Christianssen served in a variety of financial positions with Continental Ministries and Colorado National Bancshares.
Robert Anderson joined Pacific Mercantile Bank in 2013 as Executive Vice President/Asset Based Lending and was promoted to Head of Product and Market Development in January 2016. During Mr. Anderson’s time at the bank he has helped to build our asset-based lending division and has helped to pursue new growth opportunities through the development of new products and services and the entrance into new markets. Prior to joining the bank, Mr. Anderson spent 17 years with Silicon Valley Bank, where he started his banking career. Mr. Anderson has held various positions at Silicon Valley Bank, most recently overseeing the Orange County office, at which he was responsible for their banking and lending relationships in the technology, life science and clean tech markets.
Curtis Birkmann joined Pacific Mercantile Bank in August 2015 as Deputy Chief Technology Officer and was promoted to Chief Technology Officer in January 2016. Prior to joining the bank, Mr. Birkmann was Chief Information Officer at Bank of Manhattan, N.A. for five years. Earlier in his career, Mr. Birkmann spent 16 years with Corcen Data International Inc., working for the United States Army’s Strategic Battle Command, as a Senior Software Engineer and Senior Program Manager.
Kittridge Chamberlain has served as the Chief Banking Officer since January 2016. Ms. Chamberlain joined Pacific Mercantile Bank in 2012 as the Manager of the Bank’s Southern Division and was later promoted to Head of Relationship Banking in 2015. During her tenure at the Bank, Ms. Chamberlain has helped build the commercial banking platform. Ms. Chamberlain has over 30 years of experience in sales, relationship management and risk management. Prior to joining the bank, Ms. Chamberlain was a consultant to banks and other capital providers during the period 2010 to 2012. Previously, she was a Senior Credit Officer and Senior Relationship Manager at Silicon Valley Bank during the period 1996 to 2007. Throughout her banking career, Ms. Chamberlain has held positions at Tokai Bank of California, First Interstate Bank of California, and Bank of America.
Maxwell G. Sinclair has served as Executive Vice President and Chief Compliance Officer of the Company and the Bank since January 2011. Prior to joining Pacific Mercantile Bank, Mr. Sinclair served as Vice President/Compliance and BSA Manager at Zions Bancorporation subsidiary California Bank & Trust from December 2005 to January 2011. During his five years at Zions Bancorporation (California Bank & Trust), Mr. Sinclair held various other positions in compliance and risk management. Mr. Sinclair has more than 23 years of experience in the banking industry, with most of his years of experience in compliance and audit and risk management.
Robert E. Sjogren has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since September 2014 and as Executive Vice President and General Counsel of the Company and the Bank since November 2013. Prior to joining Pacific Mercantile Bank, Mr. Sjogren served in various roles at Carpenter & Company, a private equity firm that invests in community banks, serving most recently as General Counsel, Corporate Secretary and Chief Risk Officer from May 2006 to October 2013. During his eight years at Carpenter & Company, Mr. Sjogren also served as Chief Compliance Officer for the Carpenter Community Bancfund, its registered investment advisor and affiliated broker/dealer from January 2009 to October 2013.
Robert J. Stevens joined Pacific Mercantile Bancorp and the Bank in April 2014 as Executive Vice President and Chief Risk Officer of the Company and the Bank. Prior to joining the bank, Mr. Stevens served as Executive Vice President and Chief Credit Officer of Mission Community Bancorp and Mission Community Bank from April 2011 through April 2014. During 2010 and early 2011, he was a Principal with The Food Partners, an investment banking firm. Mr. Stevens served as Executive Vice President and Chief Credit Officer of Rabobank, N.A. from 2007 to 2009, and in other credit-related management positions within Rabobank International from 1993 to 2007. Mr. Stevens began his banking career with Wells Fargo Bank, N.A. in 1979, serving in a series of lending and management roles.
Tom Wagner served as Manager of the Bank’s Northern Division since joining Pacific Mercantile Bank in 2013. In January 2016, Mr. Wagner was promoted to Chief Strategy Officer. During Mr. Wagner’s tenure with the Bank, he has led the commercial banking team’s Horizon Analytics practice and helped develop strategies, approaches and products to better serve the Bank’s target customers and further differentiate Pacific Mercantile Bank from competitors.  Mr. Wagner was retired during 2012.  Prior to joining the Bank in 2013 Mr. Wagner served in a variety of capacities with Silicon Valley Bank from 1999 through 2011, finally as the Head of Corporate Banking.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This section addresses the compensation programs, philosophy and objectives, of Pacific Mercantile Bancorp and its banking subsidiary, Pacific Mercantile Bank (collectively, the "Company"), including the process for making compensation decisions, and the Company's 2015 executive compensation components. This section also addresses the factors most relevant to understanding the Company's compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company's overall compensation objectives and affects decisions regarding other compensation elements.
Executive Summary
The Human Resources and Compensation Committee of the Board of Directors (the "HR and Compensation Committee") establishes and administers the compensation and benefit programs for the "named executive officers", i.e., the persons identified in the Summary Compensation Table below, and other senior executives. The HR and Compensation Committee consists entirely of independent directors. The HR and Compensation Committee carefully establishes the components of the executive compensation programs in light of the goals of attracting and retaining high quality executives and incenting behavior that creates long-term shareholder value.
Performance Highlights
2015 was a pivotal year for the Company due to the continued profitability and strong loan growth during the year.
Financial highlights of 2015 include:

•	Net income of $12.4 million for the year ended December 31, 2015 as compared to $357 thousand for the year ended December 31, 2014

•	Tax benefit of $11.6 million attributable to the reversal of the valuation allowance associated with the Company's deferred tax asset

•	Total loans outstanding increased by $25.5 million during the year ended December 31, 2015

•	No provision for loan and lease losses
2015 was also a pivotal year in the transition of the leadership of the Company. Steven K. Buster, our President and Chief Executive Officer since 2013, retired on December 31, 2015. Thomas M. Vertin, the President of our Commercial Bank Division since 2012, succeeded Mr. Buster and was appointed as our new President and Chief Executive Officer effective January 1, 2016. We also appointed Curt A. Christianssen as our Chief Financial Officer effective January 1, 2015. Mr. Christianssen had previously been serving as our interim Chief Financial Officer since the end of 2013.
Executive Compensation Philosophy
In 2013, based on the recommendations of the HR and Compensation Committee’s independent compensation consultant, we adopted a comprehensive Executive Compensation Philosophy statement. Decisions regarding total compensation program design, as well as individual pay decisions and adjustments, are made in the context of the Executive Compensation Philosophy. The compensation philosophy is reviewed and approved annually by the HR and Compensation Committee.
The key features of our Executive Compensation Philosophy are summarized below.
Compensation Objectives - We have determined that it is a critical function of the organization to attract and retain highly qualified executives to the Bank. It is also important that our executive compensation program is designed to motivate and reward these executives for high levels of performance that contribute to long-term shareholder value. Compensation plans are designed to provide total compensation and benefit programs that are competitive with the market and motivate executives to achieve long-term value creation for our shareholders.
Our Executive Compensation Philosophy specifies our policy and targeted positioning with respect to each specific element of our executive compensation program in order to ensure that each compensation component, and the overall program itself, is appropriately designed to achieve our compensation objectives.
Base Salary - We target executive salaries in the range of the median or 50th percentile to the 65th percentile of the competitive market. Based upon executive experience, the actual salaries compared to market will vary for individual officers. For executives that are relatively inexperienced, salaries may be below the 50th percentile of the market. As an executive becomes fully acclimated to his/her position, the salary level should be in the range of the 50th to the 65th percentiles. Individual salary determinations are made based on the individual qualifications, experience and performance of the individual executives and value of the position to the organization.

Cash/Short-Term Incentives - The Company has determined that the executive officers should have a portion of their total compensation package at risk and available through an annual cash incentive program. Rewarding the executives who are directly responsible for the performance of the Company is the goal of the annual cash incentive program. The annual award levels should be contingent on meeting predefined corporate, business unit and individual goals. The Company has determined that a portion of each executive’s total compensation opportunity should be tied to individual performance as well as company results, although bonus opportunities for our most senior executives may be 100% tied to company results in recognition of the fact that the individual performance of these executives has a more direct effect on Company performance than less senior executives.
Cash Compensation - The combination of salary plus the annual cash incentive makes up cash compensation. As a result of annual expectations, the Company targets cash compensation at the 50th to 75th percentiles of the market for expected results. For maximum/high performance, the Company targets annual cash compensation at or above the 75th percentile of the market.
Equity/Long-Term Incentives - We have determined that executive officers should have a portion of their total compensation opportunity linked to long-term goals and delivering increasing shareholder value. In 2015, we granted executives long-term equity incentives in the form of a combination of stock options and restricted stock awards. The Company has determined that it is appropriate to provide executive officers with the opportunity to receive annual stock-based awards that are contingent upon individual performance and company results in the preceding calendar year.
Total Compensation -The Company targets total compensation at the 50th to 75th percentile of the market for expected results. For maximum/high performance, we target total compensation at or above the 75th percentile of the market.
Other Compensation Programs - It is our intention to assist our executives with meeting their retirement income, health care, survivor income, disability income, time-off and other needs through competitive, cost-effective, company-sponsored programs. The Company provides executive officers with competitive compensation programs to prepare for retirement and assist in wealth accumulation. These programs may vary by executive and be influenced by tenure, performance and position. The goal of the Company is to provide executives with a total compensation package that is competitive with the market, and encourages executives to remain with the organization and help to drive the Company to high levels of performance.
Process for Making Compensation Decisions
Role of the HR and Compensation Committee
The Board of Directors of the Company has delegated to the HR and Compensation Committee responsibility for a range of compensation and benefit issues with the intent to assure the effectiveness of our compensation plans, policies and programs consistent with the strategic objectives of the Bank and shareholder interests. Each of the members of the Compensation Committee is an independent director under applicable NASDAQ rules.
Consistent with our Executive Compensation Philosophy, the principal responsibility of the HR and Compensation Committee in compensating executives, officers and employees is to attract and retain highly qualified executives and employees and align their incentives with the strategic plan of the Company and with actions that will enhance long-term shareholder value.
The HR and Compensation Committee discharges the Board’s responsibility in matters relating to:

•	Administration of the Company’s executive cash compensation, incentive compensation and equity-based plans;

•	An annual Chief Executive Officer (or “CEO”) performance evaluation process for the Company’s Chief Executive Officer and establish compensation level accordingly;

•	Review of the performance evaluations of the Company’s Executive Vice Presidents;

•	Review of all other officer and employee compensation and benefit plans;

•	Review and recommendation for Board approval director compensation plans;

•	Oversight of employee contracts, change of control agreements, and severance

•	agreements;

•	Oversight of executive officer hiring practices and compensation;

•	Oversight of Human Resources Compliance;

•	Adoption and maintenance of the Company’s Executive Compensation Philosophy.
The HR and Compensation Committee is responsible for evaluating and overseeing the Company's compensation programs. The HR and Compensation Committee evaluates the Company's financial performance and relative shareholder returns when developing or approving the executive compensation philosophy and incentive plans and ensures compensation plans do not reward excessive risk-taking.

The HR and Compensation Committee is also responsible for reviewing and approving corporate goals and objectives relevant to compensation of the Company's CEO, evaluating the performance of the CEO in light of the goals and objectives and recommending to the independent members of the Board for their approval the CEO's compensation levels based on this evaluation.
Additionally, the HR and Compensation Committee reviews performance and compensation levels for members of the Company's executive management team including the CEO's recommendations on any annual base salary, bonus and/or equity awards for named executive officers and other executives (other than the CEO).
The HR and Compensation Committee periodically reviews the compensation levels of the Board of Directors. In its review, the Compensation Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate with the amount of work required both from the individual directors as well as from the Board in the aggregate.
Decisions made by the HR and Compensation Committee and the Board relative to compensation take all current applicable rules, regulations and guidance into consideration, and are made with the goal of being compliant with all such requirements.
Compensation Consultants / Peer Group Review / Market Study Comparisons
When reviewing compensation components for the CEO, directors, named executive officers and other executives, the HR and Compensation Committee considers the compensation practices of similar financial institutions with asset sizes comparable to the Company.
In 2013, the Company engaged McLagan, an Aon Hewitt Company, to gather executive compensation data from a group of peer banks of similar asset sizes that operated in California, Oregon and Washington. This 2013 peer group consisted of the following seventeen (17) publicly traded financial institutions.

Farmers & Merchants Bancorp	Bridge Capital Holdings
Washington Banking Co	Pacific Premier Bancorp
Preferred Bank	Heritage Oaks Bancorp
Bank of Marin Bancorp	Bank of Commerce Holdings
Sierra Bancorp	FNB Bancorp
Heritage Financial Corp	North Valley Bancorp
Heritage Commerce Corp	Central Valley Community Bancorp
Pacific Continental Corp	First Northern Community Bancorp
CU Bancorp
We used the following methodology to select the 2013 peer group: (1) publicly traded banks or bank holding companies located in either California, Oregon or Washington, (2) banks with total assets ranging from $750 million to $2 billion dollars, (3) banks with a positive return on assets and return on average equity, (4) banks with non-performing assets of less than 6%, and (5) banks that were not publicly identified as targets of a merger or acquisition.
The McLagan compensation study and the 2013 peer group was used to evaluate the compensation of the Company's named executive officers and other executive officers in 2014. When making compensation decisions for 2015, we continued to use the McLagan compensation study and the 2013 peer group as a reference point. However, we also “refreshed” the McLagan study by reviewing standard industry compensation surveys, including the California Bankers Association Compensation and Benefits Benchmark Survey and the McLagan Regional and Community Bank Compensation Survey. When we refer to the “market” in this section for purposes of our targeted compensation levels, we are referring to the compensation levels of the 2013 peer group companies identified above in the McLagan study as updated and refreshed by our review of standard industry compensation surveys.
The HR and Compensation Committee also engaged McLagan in 2013 to conduct a Board compensation review using the same 2013 peer group as that used in the executive compensation review. The purpose of the board compensation review was to review and assess total compensation for the directors compared to the peer group.
In 2014, the HR & Compensation Committee engaged McLagan to provide advice on the structure of our long-term equity incentive awards, and to provide recommended targeted grant date award values. When preparing its recommendations, McLagan reviewed long-term equity incentive award practices at the 2013 peer group of companies, however Cascade Bancorp, Provident Financial Holdings and Simplicity Bancorp were added to the list of companies and Washington Banking Co and North Valley Bancorp were removed as a result of being acquired by other companies. The HR & Compensation Committee took McLagan’s recommendations into account when determining the structure and amount of the long-term equity incentive awards granted to the named executive officers in 2015.

Fees billed by McLagan in 2015 for advice and services provided to the HR and Compensation Committee were $21,240. Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, we do not believe that McLagan’s work has raised any conflict of interest.
Additionally, in the fall of 2015 the Company retained the Blanchard Consulting Group to evaluate the overall design and effectiveness of the Company’s executive, management and commercial annual cash-based incentive plans and to recommend plan design changes accordingly. The Blanchard Consulting Group did not provide any advice or recommendations with respect to the 2015 compensation of any named executive officers. The Blanchard Consulting Group was paid $8,173 for this service in 2015. Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, we do not believe that the Blanchard Consulting Group’s work has raised any conflict of interest.
Role of the Chief Executive Officer
During the Company’s annual performance review cycle, the Chief Executive Officer conducts an annual performance evaluation process for all executives directly reporting to him (including those named executive officers that report directly to him). As part of each annual performance evaluation, the CEO considers, among other key factors: i) the executive's performance of job responsibilities; ii) display of skills and competencies required of the position; iii) achievement of individual and/or departmental objectives; and iv) management and leadership skills. In addition, the executive's contributions to the Company's overall financial goals are considered. Based on this performance evaluation, the CEO determines, for each of the executives (other than himself), recommendations for base salary adjustments, bonus and equity award amounts and presents these to the HR and Compensation Committee for its review and consideration. The HR and Compensation Committee reviews the CEO's recommendations and takes these recommendations into consideration when making compensation decisions for our executives officers other than the CEO.
Role of Say-on-Pay
Since 2013, the Company has included an annual advisory vote to approve the named executive officers’ compensation, providing shareholders with an opportunity to communicate their views on the Company's compensation program for the named executive officers. In 2015, the Company's compensation paid to its NEOs was approved by approximately seventy-eight percent (78%) of the votes cast. The HR and Compensation Committee considered the results of this vote and the results of the say-on-pay vote in 2014, where approximately ninety-nine percent of the votes cast voted to approve the compensation of our named executive officers, in setting compensation for the named executive officers for 2015 and 2016. We believe shareholders’ support of the Company's compensation program indicates that shareholders concur with the compensation program that we have implemented. The HR and Compensation Committee will continue to consider the outcome of shareholders’ votes on our say-on-pay proposals when making future compensation decisions for the named executive officers.
Executive Compensation Components
For the fiscal year ended December 31, 2015, the principal components of compensation for the named executive officers and executive management were: i) base salary, ii) performance-based incentive bonuses, iii) equity awards, and iv) perquisites and retirement benefits. The Company's policies and practices for each of the principal compensation components are explained in the following paragraphs.
Base Salary
We pay each named executive officer a base salary to provide each executive with a minimum, fixed level of cash compensation. Base salary is established pursuant to the principles of our Executive Compensation Philosophy described above.
For 2015, none of the named executive officers received any base salary increases, as the HR and Compensation Committee determined to keep each executive’s salary the same as it was in 2014.
Mr. Vertin’s annual base salary was increased from $350,000 to $400,000 effective January 1, 2016 in connection with his appointment as our President and Chief Executive Officer.
Performance-Based Bonus
Each of our named executive officers was eligible to earn an annual incentive bonus for 2015. The targeted amount of each executive’s annual cash bonus opportunity was established pursuant to the principles of our Executive Compensation Philosophy described above.
The following table illustrates each executive’s bonus opportunity for 2015:

Name	Target Bonus (% of Salary)	Maximum Bonus (% of Salary)
Steven K. Buster	50%	75%

Curt A. Christianssen	30%	40%

Robert E. Sjogren	25%	35%

Robert J. Stevens	30%	40%

Thomas M. Vertin	30%	40%
Under our annual incentive plan design, the HR and Compensation Committee selected the following primary criteria to evaluate executive incentive performance in 2015: (1) net income before taxes, (2) regulatory component upgrades, (3) strategic plan initiatives achieved, and (4) for Mr. Vertin only, commercial and industrial loan growth and core deposit loan growth. Each of the criteria was weighted based on the executive’s job responsibilities, and for each measure, threshold, target and maximum payout levels were established. The following table illustrates the weighting for each executive:

Name	Net Income Before Taxes	Achieve Regulatory Component Upgrades	Strategic Initiatives	Loan Growth
Steven K. Buster	50%	35%	15%	—%

Curt A. Christianssen	50%	35%	15%	—%

Robert E. Sjogren	50%	35%	15%	—%

Robert J. Stevens	50%	35%	15%	—%

Thomas M. Vertin	50%	10%	—%	40%
50% of each named executive officer’s bonus opportunity for 2015 became payable based on the level of the Company’s net income before taxes achieved for the 2015 calendar year. Net income before taxes was included as the most heavily weighted performance measure for each named executive officer because the HR and Compensation Committee wanted to incentive the entire team to drive improvements in our net income before taxes, which we believe will ultimately drive shareholder value creation.
The Company’s net income before taxes for the 2015 calendar year achieved was $890 thousand, which was less than both the target performance level of $6 million and the threshold performance level of $5.4 million. As a result, no named executive officer received any 2015 bonus payment for this performance metric.
For all of the named executive officers other than Mr. Vertin, the remaining 50% of the executive’s bonus opportunity was tied to regulatory component upgrades (35%) and the achievement of strategic plan initiatives (15%). For Mr. Vertin, given his role in 2015 as President of Commercial Banking, 40% of his remaining bonus opportunity was tied to core deposit and commercial and industrial loan growth, with the remaining 10% tied to regulatory component upgrades. Performance for each of these measures was measured on a qualitative basis at the end of the year based on our performance results achieved during the year, and a performance ranking was determined. The following table illustrates the 2015 bonus payment for each executive:

Name	Bonus Payment for Each Performance Measure				Total Bonus ($)
	Net Income Before Taxes	Achieve Regulatory Component Upgrades	Strategic Initiatives	Loan Growth
Steven K. Buster	$—	$118,125	$—	$—	$118,125

Curt A. Christianssen	$—	$62,000	$—	$—	$62,000

Robert E. Sjogren	$—	$28,175	$9,315	$—	$37,490

Robert J. Stevens	$—	$42,000	$—	$—	$42,000

Thomas M. Vertin	$—	$14,000	$—	$19,031	$33,031

As shown in the table, each named executive officer’s actual bonus payment was below the executive’s target bonus amount, primarily due to our failure to achieve the threshold level of net income before taxes performance and the failure of all executives except Mr. Sjogren to achieve the applicable strategic objectives.
In addition to the performance-based bonus for 2015, Mr. Christianssen was awarded a special $50,000 sign-on bonus. This bonus was granted to him pursuant to the terms of his employment agreement in connection with his appointment as our Chief Financial Officer.
Equity Awards
Equity awards are granted to allow executives to share in the growth and prosperity of the Company, to reward and retain executives over the long term and to maintain competitive levels of total compensation.
The 2010 Equity Incentive Plan allows the Company to offer multiple equity vehicles as incentives, including options, restricted stock, and stock appreciation rights. Executives may be awarded a blend of equity incentives. In 2015, executives received a combination of restricted stock and incentive stock options as an annual equity award. The targeted grant date value of each executive’s annual equity award was established pursuant to the principles of our Executive Compensation Philosophy described above.
Restricted stock awards are included as part of our long-term equity awards to provide an equity incentive linked to the value realized by our shareholders that becomes earned based on the executive’s continued employment with us. Each executive’s 2015 restricted stock award becomes vested in equal annual installments over a period of three years, in order to reinforce the long-term nature of the awards.
Option awards are included as part of our long-term equity awards to create an incentive for the executives to create and preserve long-term shareholder value, as the options will only have value if our share price increases following the grant date. Like the restricted stock awards, each executive’s 2015 option award becomes vested in equal annual installments over a period of three years, in order to reinforce the long-term nature of the awards.
In addition to the annual equity award granted to the other named executive officers, Mr. Christianssen was granted a special restricted stock award covering 15,000 shares. This award was granted to him pursuant to the terms of his employment agreement in connection with his appointment as our Chief Financial Officer. Like the annual restricted stock awards, this appointment award becomes vested in equal annual installments over a period of three years so that it is earned over a multi-year vesting period.
In connection with his appointment as our President and Chief Executive Officer, Mr. Vertin was granted a stock option award on the first business day of 2016 covering 100,000 options pursuant to the terms of his employment agreement. This option was granted in order to incentivize Mr. Vertin to create long-term shareholder value and appreciation in the price of our stock. Like the 2015 annual option awards, this appointment award becomes vested in equal annual installments over a period of three years so that it is earned over a multi-year vesting period. Because this option award was granted in the 2016 calendar year, the grant date value of this award is not reported as compensation for Mr. Vertin in the Summary Compensation Table below, but will instead be reported as compensation in next year’s Summary Compensation Table.
Perquisites and Other Benefits
Consistent with the Company's compensation objectives, named executive officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company's overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the named executive officers for suitability with the program objectives.
The Company believes it is competitive with market practices by providing medical, dental, vision and life insurance, and a 401(k) employer matching contribution.
Severance Benefits
We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. Each of our currently employed named executive officers is entitled to severance protections under the executive’s employment agreement or our Change in Control Severance Plan. No named executive officer is entitled to receive severance benefits under both arrangements under any circumstances.
Each currently employed named executive officer other than Mr. Sjogren is a party to an employment agreement with us. Severance benefits under the employment agreements are based on a “1x” multiple of base salary. Each currently employed named executive officer other than Mr. Vertin is a participant in our Change in Control Severance Plan. Severance benefits under the Change in Control Severance Plan range from a multiple of “1x” base salary to “1.5x” base salary.

As described in more detail below in the Potential Payments Upon Termination or Change in Control section, each of the named executive officers would be entitled to severance benefits only in the event of a termination of employment by us without cause or by the executive for good reason (although limited disability benefits are also provided). We do not believe that the named executive officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any named executive officer to receive severance benefits (i.e., these severance benefits are “double-trigger” benefits).
No named executive officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code. Instead, severance benefits are subject to reduction or “cut back” to the extent the benefits would result in the payment of a parachute payment within the meaning of Section 280G of the Code.
Mr. Stevens will not be entitled to receive any severance benefits under his employment agreement or the Change in Control Severance Plan as a result of his resignation effective April 29, 2016.
Claw-Back Policy
The Company maintains a Policy on Recoupment of Compensation that was newly adopted in 2015. Under the policy, the Company will require reimbursement of any incentive payment or long-term equity award to an executive officer where:

•	The payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC;

•
The Company determines a materially inaccurate financial statement, performance goal or metric was a contributing or partially contributing factor in its determination to make an award to an executive; and

•	A lower payment would have been made to the executive based upon the restated financial results.
In such instances, the Company will be entitled to seek to recover from the individual executive the amount by which the individual executive's incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Reimbursement under the policy is also separately triggered if an executive officer engages in misconduct (whether or not related to a restatement). The remedies for misconduct are more severe, and include recovery of incentive payments, disciplinary actions and potential termination of employment.
Compensation Committee Report
The HR & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Submitted by the HR and Compensation Committee of the Board:
Michael P. Hoopis, Chairman
Edward J. Carpenter
John D. Flemming
John Thomas, M.D.
The foregoing report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities section of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation Paid to Named Executive Officers
The following table provides information regarding the compensation of our named executive officers for the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013.
Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus Awards ($)	Restricted Stock Awards ($)(1)	Stock Option Awards ($)(2)	All Other Compensation ($)(3)(4)(5)(6)	Total ($)
Thomas M. Vertin(7)	2015	$350,000	$33,031	$39,498	$31,643	$16,821	$470,993
President and Chief Executive Officer	2014	$350,000	$94,400	$37,500	$37,568	$11,400	$530,868
	2013	$350,000	$125,000	$205,028	$77,945	$48,252	$806,225

Steven K. Buster(8)	2015	$450,000	$225,000	$78,749	$63,029	$377,781	$1,194,559
Former President & Chief Executive Officer	2014	$450,000	$214,875	$—	$—	$25,360	$690,235
	2013	$303,462	$150,000	$356,572	$183,400	$20,012	$1,013,446

Curt A. Christianssen(9)	2015	204,213	112,000	136,498	24,798	18,900	496,409
Executive Vice President and Chief Financial Officer

Robert Sjogren	2015	230,000	37,490	21,993	18,184	16,056	323,723
Executive Vice President and Chief Operating Officer

Robert J. Stevens	2015	300,000	42,000	28,495	23,557	18,900	412,952
Executive Vice President and Chief Risk Officer	2014	221,730	64,125	159,250	—	58,550	503,655

(1)
The amounts reported in this column represent the aggregate grant date fair value of restricted stock awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) No. 718-10. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For additional information regarding this valuation methodology and the assumptions used to arrive at the estimates, please refer to Note 11, “Stock-Based Employee Compensation Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report to Shareholders for the year ended December 31, 2015.

(2)
The amounts reported in this column represent the aggregate grant date fair values of stock option awards in accordance with FASB ASC No. 718-10. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For additional information regarding this valuation methodology and the assumptions used to arrive at the estimates, please refer to Note 11, “Stock-Based Employee Compensation Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report to Shareholders for the year ended December 31, 2015.

(3)
The 2015 amount in this column for Mr. Buster includes $15,000 car allowance, $41,006 vacation payout, $292,500 severance, $7,500 for the employer 401(k) match, $11,575 relocation expenses and $10,200 of dues paid with respect to a country club membership which was used by Mr. Buster in connection with his business development activities for the Company and the Bank.

(4)	The 2015 amounts in this column for Messrs. Christianssen and Stevens include $11,400 each for car allowance and $7,500 each for the employer 401(k) match.

(5)	The 2015 amount in this column for Mr. Sjogren includes $11,400 car allowance and $4,656 for the employer 401(k) match.

(6)	The 2015 amount in this column for Mr. Vertin includes $11,400 and $5,421 for car allowance and employer 401(k) match, respectively.

(7)	Mr. Vertin was appointed to the position of President and Chief Executive Officer of the Company and the Bank on January 1, 2016.

(8)	Mr. Buster retired from the position of President and Chief Executive Officer of the Company and the Bank on December 31, 2015.

(9)
Mr. Christianssen also serves as the Chief Financial Officer of CCFW, Inc., an entity that is affiliated with us and controlled by the Carpenter Funds. We are reimbursed by CCFW, Inc. for the costs of the services provided by Mr. Christianssen to it, as Mr. Christianssen is solely employed and compensated by us. Included within the bonus amount for Mr. Christianssen is $50,000 related to his sign on bonus.

Grants of Plan Based Awards for period ending December 31, 2015

Name	Grant Date	Award Type	All Other Stock Awards: Number of Shares of Stock or units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

Thomas M. Vertin	3/6/2015	Restricted Stock Award	5,571	—	$—	$39,498
	3/6/2015	Stock Options	—	10,343	$7.09	$31,643

Steven K. Buster(1)	3/6/2015	Restricted Stock Award	11,107	—	$—	$78,749
	3/6/2015	Stock Options	—	20,620	$7.09	$63,029

Curt A. Christianssen	2/17/2015	Restricted Stock Award	15,000	—	$—	$106,500
	3/6/2015	Restricted Stock Award	4,231	—	$—	$29,998
	3/6/2015	Stock Options	—	7,855	$7.09	$24,798

Robert Sjogren	3/6/2015	Restricted Stock Award	3,102	—		$21,993
	3/6/2015	Stock Options	—	5,760	$7.09	$18,184

Robert Stevens	3/6/2015	Restricted Stock Award	4,019	—	$—	$28,495
	3/6/2015	Stock Options	—	7,462	$7.09	$23,557

(1)	Mr. Buster forfeited 100% of the stock options granted in 2015 and 7,405 shares of the restricted stock award granted in 2015 due to his retirement on December 31, 2015.

(2)	Please see the Compensation Discussion and Analysis section above for a description of the material terms of the restricted stock and option awards granted to the named executive officers during 2015.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2015, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards					Stock Awards
	Number of Shares Underlying Unexercised Options (#) - Exercisable	Number of Shares Underlying Unexercised Options (#) - Unexercisable		Option Exercise Price ($)	Option Expiration Dates	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas M. Vertin	—	10,343	(1)	$7.09	3/6/2018	5,571	(1)	$39,220
	2,732	10,929	(2)	$6.18	3/7/2024	4,046	(3)	$28,484
	56,667	28,333	(4)	$6.24	9/3/2023	10,952	(4)	$77,102
	100,000	—		$6.81	9/24/2022

Steven K. Buster	133,334	—	(5)	$6.24	9/3/2023	—	(6)	$—

Curt A. Christianssen	—	7,855	(1)	$7.09	3/6/2018	4,231	(1)	$29,786
						15,000	(7)	$105,600

Robert E. Sjogren	—	5,760	(1)	$7.09	3/6/2018	3,102	(1)	$21,838
	364	1,457	(2)	$6.18	3/7/2024	540	(3)	$3,802

Robert J. Stevens	—	7,462	(1)	$7.09	3/6/2018	4,019	(1)	$28,294
						16,667	(8)	$117,336
______________________

(1)	Stock options and stock awards vest at a rate of 33.333% per year, until fully vested on March 6, 2018.

(2)	Stock options vest at a rate of 20.0% per year, until fully vested on March 7, 2019.

(3)	Stock awards vest at a rate of 33.333% per year, until fully vested on March 7, 2017.

(4)	Stock options and stock awards vest at a rate of 33.333% per year, until fully vested on September 3, 2016.

(5)	66,666 stock options were forfeited at December 31, 2015 due to the retirement of Mr. Buster on December 31, 2015.

(6)	26,453 stock awards were forfeited at December 31, 2015 due to the retirement of Mr. Buster on December 31, 2015.

(7)	Stock awards vest at a rate of 33.333% per year, until fully vested on February 17, 2018.

(8)	Stock awards vest at a rate of 33.333% per year, until fully vested on April 15, 2017.
Option Exercises or Stock Vested
The following table provides information regarding the options exercised or stock vested for each of our named executive officers during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Vertin	—	$—	12,975	$92,431

Steven K. Buster	—	$—	22,749	$160,238

Curt A. Christianssen	—	$—	—	$—

Robert E. Sjogren	—	$—	5,031	$34,194

Robert J. Stevens	—	$—	8,333	$60,248
Defined Contribution Plan
As part of our overall compensation program, we provide all full-time employees, including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a portion of their eligible compensation not to exceed the statutorily prescribed annual limit in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. We also provide matching contributions of up to $0.50 per $1.00 of participant deferral up to a maximum per participant deferral amount equivalent to 6% of eligible compensation, with a maximum matching contribution of 3% of eligible compensation per participant per plan year. Our employees are allowed to participate in the 401(k) and to receive employer matching contributions on the first day of the calendar quarter following 90 days of employment. Participants are always vested in their personal contributions to the 401(k) plan, and company-matching contributions under the plan vest at a rate of 20% per year of service in which they work 1,000 or more hours.
Except as described above with respect to our 401(k) plan and with respect to a nonqualified retirement plan maintained for a former employee, we do not currently maintain any additional retirement plans, tax-qualified or nonqualified, for our executives or other employees.
Potential Payments upon Termination or Change in Control
For our named executive officers other than Mr. Buster, the following section describes the benefits that may become payable to these named executive officers in connection with a termination of their employment with us and/or a change in control. These benefits are provided under the named executive officers’ employment agreements or under the Change in Control Severance Plan as applicable in the circumstances-- executives are not entitled to receive severance benefits under both arrangements under any circumstances. All of the benefits described below would be provided by us. Please see the Compensation Discussion and Analysis section above for a discussion of how these benefits were determined.
Mr. Stevens has notified the Company that he will resign as Executive Vice President and Chief Risk Officer effective April 29, 2016. For Mr. Stevens, because his resignation is not effective until April 29, 2016, the following section describes the benefits he was entitled to receive in connection with a hypothetical termination of employment and/or change in control occurring on December 31, 2015. However, Mr. Stevens will not be entitled to receive any actual severance benefits under his employment agreement or the Change in Control Severance Plan as a result of his resignation.
For Mr. Buster, the following section separately describes the termination benefits he became entitled to receive in connection with his retirement from his position as President and Chief Executive Officer on December 31, 2015.
Severance Benefits—Employment Agreements.
Each currently employed named executive officer other than Mr. Sjogren is a party to an employment agreement with us. In the event that any such currently employed named executive officer’s employment is terminated by us without cause or by the executive for “good reason,” each such executive will be entitled to receive a lump sump payment equal to twelve months of the executive’s base salary. In the event that any such named executive officer’s employment is terminated by us due to a permanent disability, each such executive will be entitled to receive continued payment of the executive’s base salary for six months and, in the case of Mr. Vertin only, six months of continued participation in our applicable group medical, disability and life insurance plans.
Each named executive officer’s receipt of the severance benefits described above is subject to the executive’s execution of an effective general release of claims, and to the executive’s compliance with the restrictive covenants contained in the executive’s employment agreement. The severance benefits payable under each named executive officer’s employment agreement are also subject to reduction or “cut back” to the extent the benefits would result in the payment of a parachute payment within the meaning of Section 280G of the Code.
Good Reason under the employment agreements is generally defined to mean either (1) a material diminution in the executive’s title, duties, responsibilities or, in some cases, authorities, (2) a material failure by us to provide the compensation and benefits provided under the employment agreement, (3) a material breach by us of any material terms of the employment agreement, or (4) a required relocation of the executive’s principal place of employment, subject in each case to our right to a 30-day cure period.
Severance Benefits—Change in Control Severance Plan.
Each currently employed named executive officer other than Mr. Vertin is a participant in the Change in Control Severance Plan. A participating named executive officer will be eligible for benefits under the Change in Control Severance Plan if the executive’s employment is terminated by us without cause or by the executive for “good reason” during the period (a) commencing on the earlier of (i) the occurrence of a change in control and (ii) public announcement of an intended or anticipated change in control, provided that such change in control actually occurs; and (b) ending on the date one year following a change in control. The benefits under the Change in Control Severance Plan will include: (i) a lump sum cash payment equal to the executive’s monthly base salary multiplied by the “change in control benefits period” (as such term is defined in the Change in Control Severance Plan); (ii) a lump sum cash payment of a prorated annual bonus for the Change in Control Severance Plan year in which the termination occurs; (iii) a lump sum cash payment equal to the value of the executive’s monthly welfare benefits multiplied by the lesser of the change in control benefits period and 12 months; and (iv) certain outplacement services. The cash severance benefits are to be paid on the first regular payroll period following the sixtieth day after the effective date of the executive’s termination of employment.
Each participating named executive officer’s receipt of the severance benefits described above is subject to the executive’s execution of an effective general release of claims. The severance benefits payable under the Change in Control Severance Plan are subject to reduction or “cut back” to the extent the benefits would result in the payment of a parachute payment within the meaning of Section 280G of the Code.
Each participant in the Change in Control Severance Plan is required to execute a Participation Agreement under the Change in Control Severance Plan, pursuant to which he or she will acknowledge and agree, among other things, (i) to certain confidentiality and non-solicitation requirements; and (ii) that the Change in Control Severance Plan supersedes entirely any prior agreement, arrangement, plan or program (including, without limitation, the severance payments under the employment agreements described above) for the payment of severance, change in control, salary continuation or the provision of other benefits in connection with a change in control. Payment of the severance benefits under the Change in Control Severance Plans is subject to the executive’s compliance with all applicable restrictive covenants.
Modifications or amendments to, or termination of, the Change in Control Severance Plan can occur only in writing through official action of the Board or the HR and Compensation Committee, or a designee of either. Any modifications or amendments to the Change in Control Severance Plan that adversely affect rights of participants in the Change in Control Severance Plan will not be effective until one year following the adoption of such modification or amendment. Following a change in control, the Change in Control Severance Plan cannot be modified, amended or terminated, or the eligibility of a participant revoked for one year following such change in control.
Good Reason under the Change in Control Severance Plan is generally defined to mean either (1) a change in position that results in a material reduction in the executive’s duties, responsibilities or authorities, (2) a reduction in base salary of more than 10%, or (3) a required relocation of the executive’s principal place of employment, subject in each case to our right to a 30-day cure period.
Estimated Amount of Potential Payments Upon Termination or Change in Control
The table below summarizes the potential benefits that would become payable to each of our currently employed named executive officers as of December 31, 2015 under their employment agreements and the Change in Control Severance Plan, as applicable. The table below also reflects the value of outstanding unvested stock option and stock awards that would vest in connection with a change in control.

Executive	Cash Severance Payment ($)	Equity Acceleration ($)	Continued Benefits ($)	Outplacement ($) (1)
Thomas M. Vertin
Involuntary Termination	$400,000	$—	$—	$—
Involuntary Termination in Connection with Change in Control	$400,000	$140,804	$—	$—
Disability	$200,000	$—	$3,379	$—

Curt A. Christianssen
Involuntary Termination	$300,000	$—	$—	$—
Involuntary Termination in Connection with Change in Control	$377,526	$—	$—	$20,000
Disability	$150,000	$—	$—	$—

Robert Sjogren
Involuntary Termination	$—	$—	$—	$—
Involuntary Termination in Connection with Change in Control	$278,315	$33,953	$—	$20,000
Disability	$—	$—	$—	$—

Robert J. Stevens
Involuntary Termination	$300,000	$—	$—	$—
Involuntary Termination in Connection with Change in Control	$492,946	$118,836	$—	$20,000
Disability	$150,000	$—	$—	$—
(1)    Represents an assumed cost of the outplacement benefits.
Retirement Benefits for Mr. Buster
In connection with Mr. Buster's retirement from his position as President and Chief Executive Officer on December 31, 2015, we entered into a Transition Agreement with him. Pursuant to the Transition Agreement, Mr. Buster will continue to provide consulting services to us through December 31, 2016. Mr. Buster became entitled to a 2015 bonus of $225,000, and a lump sum payment of $292,500 in January 2016. Mr. Buster will also receive a consulting fee of $8,333.33 per month as well as reimbursement of COBRA premiums to continue healthcare coverage during the consulting period, subject to his continuing to perform consulting services each month pursuant to the terms of the Transition Agreement. Each of Mr. Buster's stock options that were not scheduled to be vested as of December 31, 2015, and each of Mr. Buster's other equity awards that were not scheduled to be vested as of April 29, 2016, were terminated. Mr. Buster's stock options and other equity awards that were vested or scheduled to vest before the applicable date referenced above will otherwise continue to vest and be exercisable according to their existing terms. Mr. Buster's Transition Agreement included an effective general release of claims against us, and requires him to comply with the restrictive covenants included in his employment agreement.
Director Compensation
The following table sets forth the total compensation received by each of the Company’s non-management directors for their service on the Board and Board committees in 2015. The compensation paid to Mr. Buster is presented in the “Summary Compensation Table” and accompanying disclosures above. Mr. Buster was not entitled to receive additional compensation for his service as a director, and Mr. Vertin will similarly not be entitled to receive additional compensation for his service as a director.

Name of Director		Fees Earned or Paid in Cash	Stock Awards (Restricted Stock/Units)	Option Awards(4)	Total
Romir Bosu		29,167	9,797	—	$38,964
Edward J. Carpenter		49,708	17,503	—	67,211
John Clark	(1)	15,825	18,486	—	34,311
Warren T. Finley		38,333	15,002	—	53,335
John D. Flemming		36,629	13,126	—	49,755
Howard N. Gould	(2)	30,038	15,643	—	45,681
Michael P. Hoopis		38,283	13,126	—	51,409
Denis P. Kalscheur		29,167	9,797	—	38,964
David J. Munio		—	—	—	—
Daniel A. Strauss	(3)	34,458	14,977	—	49,435
John Thomas, M.D.		34,708	12,503	—	47,211
Stephen P. Yost		79,975	21,250	—	101,225
______________________

(1)	Mr. Clark did not stand for re-election to the Board of Directors in May 2015.

(2)	Mr. Gould retired from his term of office as a director in October 2015.

(3)	Mr. Strauss retired from his term of office as a director in December 2015.

(4)
The amounts reported in this column represent the aggregate grant date fair value of stock awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) No. 718-10. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For additional information regarding this valuation methodology and the assumptions used to arrive at the estimates, please refer to Note 11, “Stock-Based Employee Compensation Plans” to the Company's consolidated financial statements included in the Company's Annual Report to the Shareholders for the year ended December 31, 2015. As of December 31, 2015, our non-employee directors held stock options to purchase an aggregate number of shares of common stock as follows: Mr. Bosu held stock options to purchase 0 shares of common stock; Mr. Carpenter held stock options to purchase 0 shares of common stock; Mr. Clark held stock options to purchase 0 shares of common stock; Mr. Finley held stock options to purchase 40,000 shares of common stock; Mr. Flemming held stock options to purchase 0 shares of common stock; Mr. Gould held stock options to purchase 0 shares of common stock; Mr. Hoopis held stock options to purchase 0 shares of common stock; Mr. Kalscheur held stock options to purchase 0 shares of common stock; Mr. Munio held stock options to purchase 0 shares of common stock; Mr. Strauss held stock options to purchase 1,917 shares of common stock; Dr. Thomas held stock options to purchase 27,000 shares of common stock; and Mr. Yost held stock options to purchase 0 shares of common stock. Except for the stock options listed above, no non-employee director held any other unvested stock awards as of December 31, 2015.

In 2015, the Chairman of the Board of Directors received a monthly retainer of $5,833. The other directors who also served as directors of the Bank and as Chairman of either the Audit Committee or the Human Resources and Compensation Committee received a monthly retainer of $5,000. The other directors who also served as directors of the Bank and as Chairman of either the Nominating and Governance Committee or Finance and Risk Committee received a monthly retainer of $4,375. Any member of the Company’s Board of Directors who was also a member of the Bank’s Board of Directors, but did not serve as a Chairman of any committee received a retainer of $4,167. For any director who served on the board of PMAR received a monthly retainer of $2,083. The amounts above represent the annual retainer paid to each director and was paid at a rate of 70% in cash on a monthly basis and 30% in shares of the Company's common stock pursuant to a written restricted stock agreement.
Non-management directors are, from time to time, granted stock options pursuant to the Company’s shareholder-approved equity incentive plans. No non-management directors were granted stock options in 2015.
Management directors do not receive any fees or other compensation for service as members of the Boards of Directors of the Company or the Bank.
Human Resources and Compensation Committee Interlocks and Insider Participation
Edward Carpenter, John Flemming, Michael P. Hoopis (Chairman), and Dr. John Thomas served on the Human Resources and Compensation Committee during 2015. During 2015, none of the members of the Human Resources and Compensation Committee were officers or employees of the Company or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related person transactions, and no executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of our Board of Directors or Compensation Committee.
Equity Compensation Plan Information
The following table provides information relating to the number of shares of our common stock that were exercisable pursuant to, and the weighted average exercise price of, the options that were outstanding under our employee stock incentive plans as of December 31, 2015. All of the plans were approved by the Company’s shareholders.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	838,696	$6.20	854,830
______________________

(1)
Except for restricted stock awards (which are not required to be reflected in this table), the only equity incentives granted under the plans have been stock options, each of which was granted at an exercise price equal to 100% of the closing price of the Company’s shares on the date of grant.

(2)	These shares may be used for any types of awards authorized under our employee stock incentive plans.
Transactions with Related Persons
Policies and Procedures for Approval of Related Person Transactions
Our Board of Directors has adopted a written Related Party Transactions Policy.  The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving the Company where the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest:  (i) a director or director nominee; (ii) an executive officer; (iii) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (iv) a person known by the Company to be an immediate family member of any of the foregoing.  Each such transaction is referred to as a “Related Party Transaction.”
Under the policy, each of our directors and executive officers is required to inform the General Counsel of any potential Related Party Transaction.  In addition, on an annual basis, each director and executive officer completes a questionnaire designed to elicit information about any potential Related Party Transactions.  Once a transaction has been identified and is determined to constitute a Related Party Transaction, the Nominating and Governance Committee will be provided with details regarding the transaction, including the terms of the transaction, the business purpose of the transaction and the benefit of the transaction to the Company and the relevant related party.  The Nominating and Governance Committee is then required to review the transaction to determine whether it should be permitted or prohibited. In making its determination, the Nominating and Governance Committee will consider all relevant factors, including but not limited to (i) whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party, (ii) whether there are business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director, and (iii) whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of the Company. Any member of the Nominating and Governance Committee that has an interest in a Related Party Transaction will abstain from voting on approval of the transaction but, if requested, may participate in the committee’s discussions regarding the transaction.
Certain Transactions with Related Persons
In the ordinary course of business, we previously conducted banking transactions with and made loans to and entered into loan commitments with members of our Board of Directors and certain of the businesses with which they are affiliated or associated. All such loans and loan commitments were made in accordance with applicable laws and government regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons of similar creditworthiness that are not affiliated with us and, when made, did not present any undue risk of collectability. During 2015, we had one loan outstanding to a director which was repaid in full during the fourth quarter of 2015. As of December 31, 2015, we are no longer making loans or entering into loan commitments with members of our Board of Directors and their affiliates.

On August 28, 2015, we entered into an Exchange Agreement (the “Exchange Agreement”) with SBAV, LP, an affiliate of Clinton Group, Inc. (“SBAV”), and the Carpenter Funds pursuant to which SBAV and the Carpenter Funds exchanged an aggregate of 112,000 shares of the Company’s Series B Convertible 8.4% Noncumulative Preferred Stock (the “Series B Shares”), 35,225 shares of the Series C 8.4% Noncumulative Preferred Stock (the “Series C Shares”) and warrants to purchase 761,278 shares of the Company’s common stock (the “Warrants”) for an aggregate of 3,009,148 shares of the Company’s common stock (the “Exchange Transaction”). The Series B Shares, Series C Shares and Warrants exchanged by SBAV and the Carpenter Funds in the Exchange Transaction comprised all of the Company’s outstanding shares of preferred stock and warrants to purchase shares of the Company’s common stock. The Exchange Transaction closed on September 30, 2015. Mr. Carpenter is Chairman and Chief Executive Officer of Carpenter & Company and a managing member of the General Partner of the Carpenter Funds, and Mr. Flemming is President and Chief Operating Officer of Carpenter & Company and a managing member of the General Partner of the Carpenter Funds. Mr. Strauss, who retired as a director of the Company in December 2015, served as a Portfolio Manager of Clinton Group and as a Senior Strategist on its private and public equity investment team.

REPORT OF THE AUDIT COMMITTEE
Role and Responsibilities of Audit Committee
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, RSM US LLP (formerly McGladrey LLP and referred to herein as “RSM”), is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.
By contrast the Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting and none of the Audit Committee members is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and RSM. Additionally, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s 2015 financial statements was carried out in accordance with generally accepted auditing standards, that such financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
Report of the Audit Committee
The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 (the “2015 financial statements”).
The Audit Committee has reviewed and discussed the 2015 financial statements with management and RSM. In addition, the Audit Committee has discussed with RSM the matters required pursuant to Auditing Standard No. 16 (Communications with Audit Committees), the written disclosures and the letter from RSM required by applicable requirements of the Public Company Accounting Oversight Board regarding communications by RSM with the audit committee concerning independence and has discussed the independence disclosures and that letter with RSM and has considered the compatibility of any non-audit services performed for the Company by RSM on its independence. Based solely on the Audit Committee’s review of these matters and its discussions with the Company’s management and RSM, the Audit Committee recommended to the Board of Directors that the Company’s 2015 financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.
Respectfully Submitted
The Audit Committee of the Board of Directors

Stephen P. Yost, Chairman
Romir Bosu
Warren T. Finley
Denis P. Kalscheur
John Thomas, M.D.

The foregoing report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RSM has served as the Company’s independent registered public accountants since 2014, and, in that capacity, audited the Company’s consolidated financial statements, for the fiscal years ended December 31, 2015 and December 31, 2014. A representative of RSM is expected to attend the Annual Meeting, and will be afforded an opportunity to make a statement and to respond to appropriate questions from shareholders.
Change in Independent Registered Public Accounting Firm
In early 2014, the Audit Committee conducted a comprehensive process to select the Company’s independent registered public accountants for the fiscal year ended December 31, 2014. The Audit Committee invited four national accounting firms to participate in this process. As a result of this process and following careful deliberation and approval by the Audit Committee, on April 2, 2014, the Company engaged RSM as its independent registered public accounting firm for the fiscal year ended December 31, 2014.
During the fiscal years ended December 31, 2013 and December 31, 2012 and in the subsequent period through April 2, 2014, the date of RSM’s engagement, neither the Company nor anyone on its behalf consulted with RSM regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
In connection with the engagement of RSM, on April 2, 2014, the Company dismissed Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP) (“Squar Milner”) as its independent registered public accounting firm. Squar Milner had served as the Company's independent registered public accountants since 2009.
Squar Milner’s reports on the Company’s financial statements for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent period through April 2, 2014, the date of Squar Milner’s dismissal, there were no disagreements with Squar Milner on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused Squar Milner to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such periods.
There were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2013 or December 31, 2012, or in the subsequent period through April 2, 2014.
The Company provided Squar Milner with a copy of the disclosures the Company previously made in a Current Report on Form 8-K filed with the SEC on April 2, 2014, and requested that Squar Milner furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements therein. Squar Milner’s letter to the SEC stating whether it agreed with such statements was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 2, 2014.
Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee’s Charter provides that the Audit Committee must pre-approve all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of RSM pursuant to which it provided the services described below for the fiscal years ended December 31, 2015.
In addition, one-hundred percent (100%) of audit and non-audit services performed by RSM in fiscal years 2015 and 2014 were pre-approved by the Audit Committee.
Audit and Other Fees Paid in Fiscal Years 2015 and 2014
RSM performed the following services for the Company relating to the years ended December 31, 2015 and December 31, 2014:
Audit Services Rendered by RSM. During the years ended December 31, 2015 and 2014, RSM rendered audit services to us which consisted of: (1) an audit of the Company's consolidated financial statements for the years then ended, and (ii) reviews of the Company's quarterly financial statements that were included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each year, and (iii) an audit of the effectiveness of the Company's internal control over financial reporting as of December 31, 2015 and 2014 pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended.
Audit Related Services Rendered by RSM. In 2015, audit related services rendered by RSM consisted of an interim review of the Company's financial statements in connection with the filing by the Company of a Registration Statement on Form S-3 to

register shares of its common stock with the SEC on behalf of certain selling security holders and the consent for the Form S-3. RSM did not render any audit related services to us during 2014.
Tax Related Services. During 2015 and 2014, RSM provided tax related services to us which consisted of the preparation of our 2015 and 2014 tax returns.
Other Services. RSM did not render any other professional or consulting services to us during 2015 or 2014.
The following table contains information regarding the fees billed by RSM for the services it rendered to us in 2015 and 2014.

	2015	2014
Audit Fees	$302,700	$255,000
Audit-Related Fees	$10,000	$—
Tax Fees	$31,365	$30,000
Other Fees	$—	$—

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
The Audit Committee of our Board of Directors has selected RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016. RSM US LLP audited our consolidated financial statements for the fiscal years ended December 31, 2015 and December 31, 2014. A representative of RSM US LLP is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders in attendance at the Annual Meeting.
Proposal to Ratify Appointment of Independent Registered Public Accountants
A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Although ratification by shareholders is not a prerequisite to the power and authority of the Audit Committee to appoint RSM US LLP as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee deems such a change to be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal No. 3)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, our named executive officer compensation, which is described above in this Proxy Statement.
We are asking our shareholders to approve an advisory resolution on the Company’s named executive officer compensation as reported in this Proxy Statement.
As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, we have adopted a comprehensive Executive Compensation Philosophy statement. Decisions regarding total compensation program design, as well as individual pay decisions and adjustments, are made in the context of the Executive Compensation Philosophy. Our compensation objectives under our Executive Compensation Philosophy are as follows:

•	We have determined that it is a critical function of the organization to attract and retain highly qualified executives to the Bank.

•	It is also important that our executive compensation program is designed to motivate and reward these executives for high levels of performance that contribute to long-term shareholder value.

•
Compensation plans are designed to provide total compensation and benefit programs that are competitive with the market and motivate executives to achieve long-term value creation for our shareholders.

We believe that our named executive officer compensation program has been structured to achieve these objectives by:

•	providing for multi-year vesting provisions for our equity awards; and

•	making a substantial portion of the non-equity incentives granted to our named executive officers dependent on the Company’s financial performance.
We urge shareholders to carefully read the “Compensation Discussion and Analysis” section of this Proxy Statement, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement that follow it. The Board and the Compensation Committee believe that the compensation policies and practices described in this Proxy Statement have been effective in achieving our compensation objectives.
Therefore, in accordance with section 14A of the Securities Exchange Act, and as a matter of good corporate governance, we are asking our shareholders to approve the following advisory resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2016 Annual Meeting of Shareholders.”
Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when establishing executive compensation programs in the future. The Company's current policy is to provide shareholders with an opportunity to vote on the compensation of the named executive officers each year at the annual meeting of shareholders. It is expected that the next such vote will occur at the 2017 annual meeting of shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

SOLICITATION
We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Bank may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We also may retain a proxy solicitation firm to serve as a proxy solicitor for us at a fee that we expect will not exceed $10,000, plus reimbursement of its out-of-pocket expenses. If retained, such firm may solicit proxies via personal interview, telephone, facsimile, email and mail. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

SHAREHOLDER PROPOSALS
Under Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2017 Annual Meeting of Shareholders must provide the Company with a written copy of that proposal by no later than December 16, 2016, which is the 120th day before the first anniversary of the date on which the Company’s proxy materials for the 2016 Annual Meeting are being released. However, if the date of our Annual Meeting in 2017 changes by more than 30 days from the date of our 2016 Annual Meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2017 Annual Meeting of Shareholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.
In accordance with the advance notice requirements contained in Article II, Section 11 of the Bylaws, a shareholder who proposes to bring business before, or make nominations of persons for election to the Board of Directors at, the 2017 Annual Meeting of Shareholders but who does not desire to have the proposal included in the proxy materials we distribute must deliver written notice to the Company’s Secretary not earlier than the close of business on January 18, 2017 and not later than the close of business on February 17, 2017. Notwithstanding the foregoing, in the event that we change the date of the 2017 Annual Meeting of Shareholders to a date that is more than thirty days before or more than sixty days after the anniversary of our Annual Meeting, written notice by a shareholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to the 2017 Annual Meeting of Shareholders and not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made by the Company. A shareholder’s written notice must include certain information concerning the shareholder and each nominee or proposal, as specified in Article II, Section 11 of the Bylaws, and otherwise comply with the requirements of that Section. Shareholder proposals or nominations for directors that do not meet the notice requirements set forth above and further described in Article II, Section 11 of our Bylaws will not be acted upon at the 2017 Annual Meeting of Shareholders.
Nominations and shareholder proposals, as well as requests for a copy of the Company’s Bylaws (which will be furnished to any shareholder without charge upon written request), should be directed to Robert E. Sjogren, Secretary, 949 South Coast Drive, 3rd Floor, Costa Mesa, California 92626.

OTHER MATTERS
We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether you vote by telephone, on the Internet or return your proxy card by mail.

By Order of the Board of Directors

/s/ EDWARD J. CARPENTER
Edward J. Carpenter
Chairman of the Board of Directors
April 15, 2016

A copy of our 2015 Annual Report is being mailed concurrently with this Proxy Statement to all shareholders of record as of April 1, 2016. The 2015 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.
ADDITIONAL COPIES OF THE 2015 ANNUAL REPORT WILL BE PROVIDED (WITHOUT EXHIBITS) TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PACIFIC MERCANTILE BANCORP, 949 SOUTH COAST DRIVE, THIRD FLOOR, COSTA MESA, CALIFORNIA 92626.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote “FOR” all of the nominees listed below, “FOR” Proposals 2 and 3.
1.	To elect the following ten nominees to serve as the Company's directors until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualify.
		01- Romir Bosu	02- Edward J. Carpenter	03- Warren T. Finley	04- John D. Flemming
		05- Michael P. Hoopis	06- Denis P. Kalscheur	07- David J. Munio	08- John Thomas M.D.
		09- Thomas M. Vertin	10- Stephen P. Yost

	Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of RSM US LLP as our Independent Registered Public Accountants for fiscal 2016.				3.	To approve, by a non-binding advisory vote, the compensation of our named executive officers, as described in the Proxy Statement.
B	Non-Voting Items
	Change of Address - Please print new address below.						Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.
C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign your name exactly as it appears on this Proxy. Executors, administrators, guardians, officers of corporations and others signing in fiduciary capacities should state their titles as such.
Date (mm/dd/yyyy) - Please print date below.			Signature 1 - Please keep signature within the box.				Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PACIFIC MERCANTILE BANCORP
ANNUAL MEETING OF SHAREHOLDERS - May 18, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby revokes all previously granted proxies of the undersigned with respect to the shares of stock of Pacific Mercantile Bancorp which the undersigned is entitled to vote (“voting stock”); and the undersigned does hereby appoint Edward J. Carpenter, Warren T. Finley and Robert E. Sjogren, and each of them individually, with full power of substitution, as the attorneys and proxies of the undersigned, to represent the undersigned and to vote as indicated below all the shares of voting stock of Pacific Mercantile Bancorp which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held at the first floor Training Room at the Company's offices at 949 South Coast Drive, Costa Mesa, CA 92626, on Wednesday, May 18, 2016, at 2:00 P.M. Pacific Time, and at any and all adjournments or postponements of the Annual Meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER BELOW. IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF ALL OF THE NOMINEES NAMED ON THIS PROXY, “FOR” RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS THAT MAY PROPERLY BE PRESENTED FOR A VOTE OF THE SHAREHOLDERS AT THE ANNUAL MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL, NONE OF WHICH WILL PREVENT YOU FROM CHANGING YOUR VOTE OR REVOKING YOUR PROXY OR ATTENDING THE MEETING AND VOTING IN PERSON.
IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO CONSIDER AND VOTE ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
IMPORTANT - PLEASE SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY